Exhibit 99.3

ITEM 1. Financial Statements

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets - Unaudited

(dollars in thousands)	September 30, 2021	December 31, 2020
Assets
Cash and due from banks	$9,458	$11,287
Interest bearing deposits with banks	39,213	85,026
Cash and cash equivalents	48,671	96,313
Investment securities available for sale, at fair value (amortized cost of $649,246 and $1,161,098 as of September 30, 2021 and December 31, 2020, respectively)	656,501	1,174,964
Investment securities held to maturity, at amortized cost (fair value of $11,733 and $15,186 as of September 30, 2021 and December 31, 2020, respectively)	11,542	14,759
Investment securities, trading	8,128	8,623
Loans held for sale	634	6,000
Portfolio loans and leases, originated	3,431,903	3,380,727
Portfolio loans and leases, acquired	186,012	247,684
Total portfolio loans and leases	3,617,915	3,628,411
Less: Allowance for credit losses on originated loans and leases	(35,218)	(50,783)
Less: Allowance for credit losses on acquired loans and leases	(1,328)	(2,926)
Total allowance for credit losses on loans and leases	(36,546)	(53,709)
Net portfolio loans and leases	3,581,369	3,574,702
Premises and equipment, net	51,525	56,662
Operating lease right-of-use assets	33,140	34,601
Accrued interest receivable	12,872	15,440
Mortgage servicing rights	2,057	2,626
Bank owned life insurance	61,263	60,393
Federal Home Loan Bank stock	7,212	12,666
Goodwill	184,012	184,012
Intangible assets	13,056	15,564
Other investments	18,300	17,742
Other assets	188,797	156,955
Total assets	$4,879,079	$5,432,022
Liabilities
Deposits:
Noninterest-bearing	$1,443,661	$1,401,843
Interest-bearing	2,371,871	2,974,411
Total deposits	3,815,532	4,376,254
Short-term borrowings	96,965	72,161
Long-term FHLB advances	25,000	39,906
Subordinated notes	99,017	98,883
Junior subordinated debentures	22,079	21,935
Operating lease liabilities	38,719	40,284
Accrued interest payable	5,018	6,277
Other liabilities	121,994	154,000
Total liabilities	4,224,324	4,809,700
Shareholders’ equity
Common stock, par value $1; authorized 100,000,000 shares; issued 24,749,309 and 24,713,968 shares as of September 30, 2021 and December 31, 2020, respectively and outstanding of 19,900,823 and 19,960,294 as of September 30, 2021 and December 31, 2020, respectively	24,749	24,714
Paid-in capital in excess of par value	383,401	381,653
Less: Common stock in treasury at cost - 4,848,486 and 4,753,674 shares as of September 30, 2021 and December 31, 2020, respectively	(92,294)	(89,164)
Accumulated other comprehensive income, net of tax	2,545	8,948
Retained earnings	337,259	296,941
Total Bryn Mawr Bank Corporation shareholders’ equity	655,660	623,092
Noncontrolling interest	(905)	(770)
Total shareholders’ equity	654,755	622,322
Total liabilities and shareholders’ equity	$4,879,079	$5,432,022

The accompanying notes are an integral part of the Unaudited Consolidated Financial Statements.

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except share and per share data)	2021	2020	2021	2020
Interest income:
Interest and fees on loans and leases	$34,332	$36,799	$103,548	$120,284
Interest on cash and cash equivalents	20	85	58	233
Interest on investment securities:
Taxable	2,745	2,639	8,767	8,685
Non-taxable	7	18	29	64
Dividends	—	1	2	4
Total interest income	37,104	39,542	112,404	129,270
Interest expense:
Interest on deposits	808	2,967	3,190	15,080
Interest on short-term borrowings	16	8	31	693
Interest on FHLB advances and other borrowings	173	234	581	633
Interest on subordinated notes	1,022	1,094	3,100	3,383
Interest on junior subordinated debentures	198	207	595	731
Total interest expense	2,217	4,510	7,497	20,520
Net interest income	34,887	35,032	104,907	108,750
(Recovery of) provision for credit losses	(3,186)	4,101	(15,013)	42,886
Net interest income after (recovery of) provision for credit losses	38,073	30,931	119,920	65,864
Noninterest income:
Fees for wealth management services	13,618	11,707	40,485	31,944
Insurance commissions	1,524	1,682	4,237	4,518
Capital markets revenue	2,823	3,314	5,709	8,650
Service charges on deposits	751	663	2,180	2,112
Loan servicing and other fees	327	373	1,028	1,286
Net gain on sale of loans	671	1,021	1,446	4,937
Net gain on sale of investment securities available for sale	512	—	512	—
Net gain on sale of other real estate owned (“OREO”)	—	—	—	148
Dividends on FHLB and FRB stock	202	127	663	814
Other operating income	2,159	2,212	7,134	5,556
Total noninterest income	22,587	21,099	63,394	59,965
Noninterest expenses:
Salaries and wages	16,751	17,201	50,281	51,116
Employee benefits	3,150	3,026	10,061	9,747
Occupancy and bank premises	2,514	3,055	8,035	9,103
Furniture, fixtures, and equipment	2,624	2,481	7,054	7,032
Advertising	265	458	854	1,055
Amortization of intangible assets	835	870	2,508	2,698
Due diligence, merger-related and merger integration expenses	18	—	1,930	—
Professional fees	2,423	1,718	5,485	4,661
Pennsylvania bank shares tax	538	115	2,005	347
Data processing	1,421	1,403	4,269	4,276
Other operating expenses	6,301	4,870	17,528	14,068
Total noninterest expenses	36,840	35,197	110,010	104,103
Income before income taxes	23,820	16,833	73,304	21,726
Income tax expense	5,562	3,709	16,632	4,762
Net income	18,258	13,124	56,672	16,964
Net loss attributable to noncontrolling interest	(124)	(40)	(135)	(72)
Net income attributable to Bryn Mawr Bank Corporation	$18,382	$13,164	$56,807	$17,036
Basic earnings per common share	$0.92	$0.66	$2.86	$0.85
Diluted earnings per common share	0.92	0.66	2.83	0.85
Dividends paid or accrued per common share	0.28	0.27	0.82	0.79
Weighted-average basic shares outstanding	19,891,618	19,945,634	19,892,764	19,975,069
Dilutive shares	170,400	75,983	163,651	87,039
Adjusted weighted-average diluted shares	20,062,018	20,021,617	20,056,415	20,062,108

The accompanying notes are an integral part of the Unaudited Consolidated Financial Statements.

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Net income attributable to Bryn Mawr Bank Corporation	$18,382	$13,164	$56,807	$17,036

Other comprehensive income:
Net change in unrealized (losses) gains on investment securities available for sale:
Net unrealized (losses) gains arising during the period, net of tax (benefit) expense of $(244), $291, $(1,280), and $2,095, respectively	(923)	1,097	(4,819)	7,883
Reclassification adjustment for net gain on sale realized in net income, net of tax expense of $108, $0, $108, and $0 respectively	(404)	—	(404)	—
Net unrealized investment (losses) gains, net of tax expense (benefit) of $(352), $291, $(1,388), and $2,095, respectively	(1,327)	1,097	(5,223)	7,883

Net change in unrealized losses on interest rate swaps used in cash flow hedges:
Net unrealized losses arising during the period, net of benefit of $185, $0, $150, and $0, respectively	(700)	—	(559)	—
Reclassification adjustment for gains included in net income, net of tax expense of $89, $0, $214, and $0, respectively	(333)	—	(807)	—
Net unrealized losses on interest rate swaps used in cash flow hedges, net of tax benefit of $274, $0, $364, and $0, respectively	(1,033)	—	(1,366)	—

Net change in unfunded pension liability:
Change in unfunded pension liability related to unrealized loss, prior service cost and transition obligation, net of tax expense of $—, $6, $22, and $19, respectively	3	23	82	69
Recognition of actuarial loss at termination of postretirement benefit plan, net of tax benefit of $27, $0, $27, and $0, respectively	104	—	104	—
Total change in unfunded pension liability, net of tax expense of $27, $6, $49, and $19, respectively	107	23	186	69

Total other comprehensive (loss) income	(2,253)	1,120	(6,403)	7,952

Total comprehensive income	$16,129	$14,284	$50,404	$24,988

The accompanying notes are an integral part of the Unaudited Consolidated Financial Statements.

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows - Unaudited

	Nine Months Ended September 30,
(dollars in thousands)	2021	2020
Operating activities:
Net income attributable to Bryn Mawr Bank Corporation	$56,807	$17,036
Adjustments to reconcile net income to net cash provided by operating activities:
(Recovery of) provision for credit losses	(15,013)	42,886
Depreciation of fixed assets	4,646	6,028
Non-cash operating lease expense	2,079	2,425
Net amortization of investment premiums and discounts	5,451	3,384
Net gain on sale of investment securities available for sale	(512)	—
Net gain on sale of loans	(1,446)	(4,937)
Stock based compensation	1,779	2,157
Amortization and net impairment of mortgage servicing rights	569	1,569
Net accretion of fair value adjustments	(1,817)	(2,789)
Amortization of intangible assets	2,508	2,698
Net gain on sale of OREO	—	(148)
Net increase in cash surrender value of bank owned life insurance (“BOLI”)	(870)	(993)
Other, net	2,272	1,102
Loans originated for sale	(25,908)	(80,695)
Proceeds from loans sold	32,862	82,719
Provision for deferred income taxes	6,501	476
Change in income taxes payable/receivable, net	(1,004)	(5,323)
Change in accrued interest receivable	2,616	(4,127)
Change in accrued interest payable	(1,259)	1,736
Change in operating lease liabilities	(2,183)	(2,363)
Change in other assets	(36,963)	(95,577)
Change in other liabilities	(32,079)	84,925
Net cash (used in) provided by operating activities	(964)	52,189

Investing activities:
Purchases of investment securities available for sale	(158,069)	(238,008)
Purchases of investment securities held to maturity	—	(1,103)
Proceeds from maturity and paydowns of investment securities available for sale	622,308	594,650
Proceeds from maturity and paydowns of investment securities held to maturity	3,101	1,842
Proceeds from sale of investment securities available for sale	17,060	—
Net change in FHLB stock	5,454	19,238
Proceeds from calls of investment securities	25,730	97,775
Net change in other investments	(558)	(446)
Net portfolio loan and lease originations	9,516	(293,873)
Proceeds from sales of loans originally classified as portfolio loans and leases	—	302,169
Purchases of premises and equipment	(740)	(1,430)
Proceeds from sale of OREO	—	534
Net cash provided by investing activities	523,802	481,348

Financing activities:
Change in deposits	(560,580)	171,651
Change in short-term borrowings	24,804	(469,763)
Dividends paid	(16,428)	(15,957)
Change in long-term FHLB advances and other borrowings	(15,000)	(7,500)
Payment of contingent consideration for business combinations	(150)	(507)
Cash payments to taxing authorities on employees’ behalf from shares withheld from stock-based compensation	(441)	(594)
Net purchase of treasury stock for deferred compensation plans	(122)	(128)
Net purchase of treasury stock through publicly announced plans	(2,567)	(7,249)
Proceeds from exercise of stock options	4	12
Net cash used in financing activities	(570,480)	(330,035)

Change in cash and cash equivalents	(47,642)	203,502
Cash and cash equivalents at beginning of period	96,313	53,931
Cash and cash equivalents at end of period	$48,671	$257,433

Supplemental cash flow information:
Cash paid during the year for:
Income taxes	$11,129	$9,613
Interest	$8,756	$18,784

Non-cash information:
Available for sale securities purchased, not settled	$—	$6,500
Change in other comprehensive income	$(6,403)	$7,952
Change in deferred tax due to change in comprehensive income	$(1,703)	$2,114
Transfer of loans to OREO and repossessed assets	$—	$386

The accompanying notes are an integral part of the Unaudited Consolidated Financial Statements.

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes In Shareholders’ Equity - Unaudited

	For the Three Months Ended September 30, 2021
(dollars in thousands, except share and per share data)	Shares of Common Stock Issued	Common Stock	Paid-in Capital	Treasury Stock	Accumulated Other Comprehensive Income	Retained Earnings	Noncontrolling Interest	Total Shareholders’ Equity
Balance June 30, 2021	24,714,768	$24,715	$382,655	$(91,825)	$4,798	$324,450	$(781)	$644,012
Net income attributable to Bryn Mawr Bank Corporation	—	—	—	—	—	18,382	—	18,382
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	(124)	(124)
Dividends paid or accrued, $0.28 per share	—	—	—	—	—	(5,573)	—	(5,573)
Other comprehensive loss, net of tax benefit of $599	—	—	—	—	(2,253)	—	—	(2,253)
Stock based compensation	—	—	776	—	—	—	—	776
Net purchase of treasury stock from stock awards for statutory tax withholdings	—	—	—	(429)	—	—	—	(429)
Net treasury stock activity for deferred compensation trusts	—	—	—	(40)	—	—	—	(40)
Common stock issued:
Common stock issued through share-based awards and options exercises	34,541	34	(30)	—	—	—	—	4
Balance September 30, 2021	24,749,309	$24,749	$383,401	$(92,294)	$2,545	$337,259	$(905)	$654,755

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes In Shareholders’ Equity - Unaudited

	For the Nine Months Ended September 30, 2021
(dollars in thousands, except share and per share data)	Shares of Common Stock Issued	Common Stock	Paid-in Capital	Treasury Stock	Accumulated Other Comprehensive Income	Retained Earnings	Noncontrolling Interest	Total Shareholders’ Equity
Balance December 31, 2020	24,713,968	$24,714	$381,653	$(89,164)	$8,948	$296,941	$(770)	$622,322
Net income attributable to Bryn Mawr Bank Corporation	—	—	—	—	—	56,807	—	56,807
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	(135)	(135)
Dividends paid or accrued, $0.82 per share	—	—	—	—	—	(16,489)	—	(16,489)
Other comprehensive loss, net of tax benefit of $1,703	—	—	—	—	(6,403)	—	—	(6,403)
Stock based compensation	—	—	1,779	—	—	—	—	1,779
Net purchase of treasury stock from stock awards for statutory tax withholdings	—	—	—	(441)	—	—	—	(441)
Net treasury stock activity for deferred compensation trusts	—	—	—	(122)	—	—	—	(122)
Purchase of treasury stock through publicly announced plans	—	—	—	(2,567)	—	—	—	(2,567)
Common stock issued:
Common stock issued through share-based awards and options exercises	35,341	35	(31)	—	—	—	—	4
Balance September 30, 2021	24,749,309	$24,749	$383,401	$(92,294)	$2,545	$337,259	$(905)	$654,755

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes In Shareholders’ Equity - Unaudited

	For the Three Months Ended September 30, 2020
	Shares of Common Stock Issued	Common Stock	Paid-in Capital	Treasury Stock	Accumulated Other Comprehensive Income	Retained Earnings	Noncontrolling Interest	Total Shareholders’ Equity
Balance June 30, 2020	24,662,161	$24,662	$380,167	$(88,612)	$9,019	$279,165	$(727)	$603,674
Net income attributable to Bryn Mawr Bank Corporation	—	—	—	—	—	13,164	—	13,164
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	(40)	(40)
Dividends paid or accrued, $0.27 per share	—	—	—	—	—	(5,464)	—	(5,464)
Other comprehensive income, net of tax expense of $297	—	—	—	—	1,120	—	—	1,120
Stock based compensation	—	—	644	—	—	—	—	644
Net purchase of treasury stock from stock awards for statutory tax withholdings	—	—	—	(450)	—	—	—	(450)
Net treasury stock activity for deferred compensation trusts	—	—	—	(38)	—	—	—	(38)
Common stock issued:
Common stock issued through share-based awards and options exercises	47,501	48	(41)	—	—	—	—	7
Balance September 30, 2020	24,709,662	$24,710	$380,770	$(89,100)	$10,139	$286,865	$(767)	$612,617

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes In Shareholders’ Equity - Unaudited

	For the Nine Months Ended September 30, 2020
	Shares of Common Stock Issued	Common Stock	Paid-in Capital	Treasury Stock	Accumulated Other Comprehensive Income	Retained Earnings	Noncontrolling Interest	Total Shareholders’ Equity
Balance December 31, 2019	24,650,051	$24,650	$378,606	$(81,174)	$2,187	$288,653	$(695)	$612,227
Net income attributable to Bryn Mawr Bank Corporation	—	—	—	—	—	17,036	—	17,036
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	(72)	(72)
Dividends paid or accrued, $0.79 per share	—	—	—	—	—	(16,023)	—	(16,023)
Cumulative-effect adjustment due to the adoption of ASU No. 2016-13	—	—	—	—	—	(2,801)	—	(2,801)
Other comprehensive income, net of tax expense of $2,114	—	—	—	—	7,952	—	—	7,952
Stock based compensation	—	—	2,157	—	—	—	—	2,157
Retirement of treasury stock	(3,816)	(4)	(41)	45	—	—	—	—
Net purchase of treasury stock from stock awards for statutory tax withholdings	—	—	—	(594)	—	—	—	(594)
Net treasury stock activity for deferred compensation trusts	—	—	—	(128)	—	—	—	(128)
Purchase of treasury stock through publicly announced plans	—	—	—	(7,249)	—	—	—	(7,249)
Common stock issued:
Common stock issued through share-based awards and options exercises	63,427	64	48	—	—	—	—	112
Balance September 30, 2020	24,709,662	$24,710	$380,770	$(89,100)	$10,139	$286,865	$(767)	$612,617

The accompanying notes are an integral part of the Unaudited Consolidated Financial Statements.

BRYN MAWR BANK CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 – Basis of Presentation, Principles of Consolidation, and Significant Accounting Policies

The Unaudited Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

The Unaudited Consolidated Financial Statements include the accounts of Bryn Mawr Bank Corporation (“BMBC,” and together with its subsidiaries, the “Corporation”) and its consolidated subsidiaries; BMBC’s primary subsidiary is The Bryn Mawr Trust Company (the “Bank”). In connection with the merger of Royal Bancshares of Pennsylvania, Inc. (“RBPI”) with and into BMBC, and the merger of Royal Bank America with and into the Bank (collectively, the “RBPI Merger”), the Corporation acquired two Delaware trusts, Royal Bancshares Capital Trust I and Royal Bancshares Capital Trust II. These two entities are not consolidated per requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” (“ASC Topic 810”). All significant intercompany balances and transactions are eliminated in consolidation and certain prior-period amounts have been reclassified when necessary in order to conform to the current period presentation.

In the opinion of management, all adjustments, which are normal and recurring in nature, necessary for a fair presentation of the consolidated financial position and the results of operations for the interim periods presented have been included. The results of operations for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for any other interim period or for the full year.

In preparing the Unaudited Consolidated Financial Statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the balance sheets, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

These Unaudited Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and notes thereto in BMBC’s Annual Report on Form 10-K for the twelve months ended December 31, 2020 (the “2020 Annual Report”). Except as described below, the accounting policies applied in these Unaudited Consolidated Financial Statements are the same as those applied in the 2020 Annual Report.

Note 2 – Recent Accounting Pronouncements

The following FASB Accounting Standards Updates (“ASUs”) are divided into pronouncements which have been adopted by the Corporation since January 1, 2021, and those which are not yet effective and have been evaluated or are currently being evaluated by management as of September 30, 2021.

Adopted Pronouncements:

FASB ASU 2018-14 (Topic 715), “Compensation-Retirement Benefits - Defined Benefit Plans-General”

Issued in August 2018, ASU 2018-14, modifies, adds and removes certain disclosures aimed to improve the overall usefulness of the disclosure requirements to financial statement users. The guidance became effective for the Corporation on January 1, 2021 and the adoption of this ASU did not have a material impact on our Consolidated Financial Statements and related disclosures.

FASB ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”

Issued in December 2019, ASU 2019-12 adds new guidance to simplify accounting for income taxes, changes the accounting for certain income tax transactions and makes minor improvements to the codification. The guidance became effective for the Corporation on January 1, 2021 and the adoption of this ASU did not have a material impact on our Consolidated Financial Statements and related disclosures.

Pronouncements Not Yet Effective:

FASB ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting”

Issued in March 2020, ASU No. 2020-04 provides optional guidance to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. Specifically, the guidance permits an entity, when certain criteria are met, to consider amendments to contracts made to comply with reference rate reform to meet the definition of a modification under GAAP. It further allows hedge accounting to be maintained and a one-time transfer or sale of qualifying held-to-maturity securities. The expedients and exceptions provided by the amendments are permitted to be adopted any time through December 31, 2022 and do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for certain optional expedients elected for certain hedging relationships existing as of December 31, 2022. Management is currently evaluating the potential impact of ASU 2020-04 on our Consolidated Financial Statements and related disclosures.

Note 3 - Business Combinations

Pending Business Combination – WSFS Financial Corporation

On March 10, 2021, WSFS Financial Corporation (“WSFS”) and BMBC jointly announced the signing of a definitive Agreement and Plan of Merger, dated as of March 9, 2021, between WSFS and BMBC whereby BMBC will merge with WSFS, in a 100% stock-consideration transaction with a fixed exchange ratio of 0.90 shares of WSFS common stock for each share of BMBC common stock outstanding. Simultaneously with the merger, the Bank will merge into WSFS Bank, a wholly-owned subsidiary of WSFS. Closing of the transaction is subject to customary regulatory approvals.

The Corporation recorded $18 thousand and $1.9 million of due diligence and merger-related expenses for the three and nine months ended September 30, 2021, respectively, related to the pending merger with WSFS. These expenses primarily consisted of legal fees and investment banker fees.

Note 4 – Investment Securities

The amortized cost and fair value of investment securities available for sale as of September 30, 2021 and December 31, 2020 are as follows:

As of September 30, 2021

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities	$100	$—	$—	$100
Obligations of the U.S. government and agencies	97,944	132	(1,479)	96,597
Mortgage-backed securities	431,860	9,124	(1,802)	439,182
Collateralized mortgage obligations	13,192	374	—	13,566
Collateralized loan obligations	94,500	151	—	94,651
Corporate bonds	11,000	755	—	11,755
Other investment securities	650	—	—	650
Total	$649,246	$10,536	$(3,281)	$656,501

As of December 31, 2020

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities	$500,095	$5	$—	$500,100
Obligations of the U.S. government and agencies	92,449	868	(219)	93,098
Obligations of state and political subdivisions	2,149	22	—	2,171
Mortgage-backed securities	441,575	12,739	(457)	453,857
Collateralized mortgage obligations	18,680	583	—	19,263
Collateralized loan obligations	94,500	1	(97)	94,404
Corporate bonds	11,000	421	—	11,421
Other investment securities	650	—	—	650
Total	$1,161,098	$14,639	$(773)	$1,174,964

The following tables present the aggregate amount of gross unrealized losses as of September 30, 2021 and December 31, 2020 on available for sale investment securities classified according to the amount of time those securities have been in a continuous unrealized loss position:

As of September 30, 2021

	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Obligations of the U.S. government and agencies	$65,812	$(1,145)	$17,662	$(334)	$83,474	$(1,479)
Mortgage-backed securities	155,530	(1,744)	12,640	(58)	168,170	(1,802)
Total	$221,342	$(2,889)	$30,302	$(392)	$251,644	$(3,281)

As of December 31, 2020

	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Obligations of the U.S. government and agencies	$19,777	$(219)	$—	$—	$19,777	$(219)
Mortgage-backed securities	79,990	(457)	—	—	79,990	(457)
Collateralized loan obligations	31,903	(97)	—	—	31,903	(97)
Total	$131,670	$(773)	$—	$—	$131,670	$(773)

As of September 30, 2021, the Corporation’s available for sale investment securities consisted of 391 securities, 87 of which were in an unrealized loss position.

As of September 30, 2021, management had not made a decision to sell any of the Corporation’s available for sale investment securities in an unrealized loss position, nor did management consider it more likely than not that it would be required to sell such securities before recovery of their amortized cost basis. Management has evaluated available for sale debt securities that are in an unrealized loss position and has determined that the decline in value is unrelated to credit loss and is related to the change in market interest rates since purchase. Factors considered in this evaluation included the extent to which fair value is less than amortized cost, any explicit or implicit guarantees by the U.S. government, any changes to the rating of the security by the rating agency, and adverse conditions specifically related to the security, among other factors. As of September 30, 2021, approximately 83.7% of the Corporation’s available for sale investment securities were U.S. Treasuries or mortgage-backed securities or collateral mortgage obligations which were issued or guaranteed by U.S. government-sponsored entities and agencies. In addition, none of the available for sale debt securities held by the Corporation are past due as of September 30, 2021. Accrued interest receivable on available for sale debt securities, which is reported in Accrued interest receivable on the Consolidated Balance Sheet, totaled $1.9 million at September 30, 2021 and is excluded from the estimate of credit losses.

As of September 30, 2021 and December 31, 2020, there were no holdings of securities of any one issuer, other than the U.S. government and its agencies, in an amount greater than 10% of shareholders’ equity.

As of September 30, 2021 and December 31, 2020, securities having a fair value of $124.2 million and $282.3 million, respectively, were specifically pledged as collateral for public funds, trust deposits, the Federal Reserve Bank of Philadelphia (the “FRB”) discount window program, Federal Home Loan Bank (“FHLB”) borrowings, collateral requirements in derivative contracts, and other purposes. Advances by the FHLB are collateralized by a blanket lien on non-pledged, mortgage-related loans as part of the Corporation’s borrowing agreement with the FHLB as well as certain securities individually pledged by the Corporation.

The amortized cost and fair value of available for sale investment and mortgage-related securities available for sale as of September 30, 2021 and December 31, 2020, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities as borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	September 30, 2021		December 31, 2020
(dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$884	$884	$502,465	$502,489
Due after one year through five years	26,498	27,162	18,679	19,167
Due after five years through ten years	87,812	86,561	77,433	77,681
Due after ten years	89,000	89,146	102,266	102,507
Subtotal	204,194	203,753	700,843	701,844
Mortgage-related securities(1)	445,052	452,748	460,255	473,120
Total	$649,246	$656,501	$1,161,098	$1,174,964

(1) Expected maturities of mortgage-related securities may differ from contractual maturities as borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The amortized cost and fair value of investment securities held to maturity as of September 30, 2021 and December 31, 2020 are as follows:

As of September 30, 2021

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mortgage-backed securities	$11,542	$344	$(153)	$11,733

As of December 31, 2020

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mortgage-backed securities	$14,759	$451	$(24)	$15,186

The following table presents the aggregate amount of gross unrealized losses as of September 30, 2021 and December 31, 2020 on held to maturity securities classified according to the amount of time those securities have been in a continuous unrealized loss position:

As of September 30, 2021

	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$400	$(153)	$—	$—	$400	$(153)

As of December 31, 2020

	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$4,224	$(24)	$—	$—	$4,224	$(24)

As of September 30, 2021, two of the Corporation’s held to maturity investment securities were in an unrealized loss position. The Corporation’s held to maturity debt securities consist of mortgage-backed securities issued by U.S. government entities and agencies. These securities are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies and have a long history of no credit losses. With respect to these securities, the bank considers the history of credit losses, current conditions and reasonable and supportable forecasts, which may indicate that the expectation that nonpayment of the amortized cost basis is or continues to be zero, even if the U.S. government were to default. The bank does not record expected credit losses for these securities. Accrued interest receivable on held to maturity debt securities totaled $28 thousand at September 30, 2021 and is excluded from the estimate of credit losses.

The amortized cost and fair value of held to maturity investment securities as of September 30, 2021 and December 31, 2020, by contractual maturity, are shown below:

	September 30, 2021		December 31, 2020
(dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Mortgage-backed securities(1)	$11,542	$11,733	$14,759	$15,186

(1) Expected maturities of mortgage-related securities may differ from contractual maturities as borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

As of September 30, 2021 and December 31, 2020, the Corporation’s investment securities held in trading accounts totaled $8.1 million and $8.6 million, respectively, and primarily consist of deferred compensation trust accounts which are invested in listed mutual funds whose diversification is at the discretion of the deferred compensation plan participants and rabbi trust accounts established to fund certain unqualified pension obligations. Investment securities held in trading accounts are reported at fair value, with adjustments in fair value reported through income. Changes in the fair value of investments held in the deferred compensation trust accounts create corresponding changes in the liability to the deferred compensation plan participants.

Note 5 – Loans and Leases

The loan and lease portfolio consists of loans and leases originated by the Corporation, as well as loans acquired in prior acquisitions. Certain tables in this footnote are presented with a breakdown between originated and acquired loans and leases.

A. The following table details the amortized cost of loans and leases as of the dates indicated:

Loans and Leases

	September 30, 2021			December 31, 2020
(dollars in thousands)	Originated	Acquired	Total Loans and Leases	Originated	Acquired	Total Loans and Leases
Loans held for sale	$634	$—	$634	$6,000	$—	$6,000
Real estate loans:
Commercial real estate (CRE) - nonowner-occupied	1,385,284	79,250	1,464,534	1,330,947	104,628	1,435,575
Commercial real estate (CRE) - owner-occupied	517,855	19,633	537,488	544,782	33,727	578,509
Home equity lines of credit	137,329	9,423	146,752	157,385	11,952	169,337
Residential mortgage - 1st liens	495,771	64,175	559,946	540,307	81,062	621,369
Residential mortgage - junior liens	23,473	951	24,424	22,375	1,420	23,795
Construction	226,927	8,491	235,418	153,131	8,177	161,308
Total real estate loans	2,786,639	181,923	2,968,562	2,748,927	240,966	2,989,893
Commercial & Industrial	464,741	3,238	467,979	442,283	4,155	446,438
Consumer	46,399	29	46,428	39,603	80	39,683
Leases	134,124	822	134,946	149,914	2,483	152,397
Total portfolio loans and leases	3,431,903	186,012	3,617,915	3,380,727	247,684	3,628,411
Total loans and leases	$3,432,537	$186,012	$3,618,549	$3,386,727	$247,684	$3,634,411
Loans with fixed rates	$1,093,806	$96,833	$1,190,639	$1,198,908	$134,084	$1,332,992
Loans with adjustable or floating rates	2,338,731	89,179	2,427,910	2,187,819	113,600	2,301,419
Total loans and leases	$3,432,537	$186,012	$3,618,549	$3,386,727	$247,684	$3,634,411
Net deferred loan origination fees (costs) included in the above loan table	$1,337	$—	$1,337	$673	$—	$673

B. The following table details the components of net investment in leases:

Components of Net Investment in Leases

	September 30, 2021			December 31, 2020
(dollars in thousands)	Originated	Acquired	Total Leases	Originated	Acquired	Total Leases
Minimum lease payments receivable	$146,225	$842	$147,067	$164,556	$2,583	$167,139
Unearned lease income	(17,894)	(32)	(17,926)	(20,746)	(138)	(20,884)
Initial direct costs and deferred fees	5,793	12	5,805	6,104	38	6,142
Total Leases	$134,124	$822	$134,946	$149,914	$2,483	$152,397

C. The following table details the amortized cost of nonperforming loans and leases as of the dates indicated:

Nonperforming Loans and Leases

	September 30, 2021			December 31, 2020
(dollars in thousands)	Originated	Acquired	Total Loans and Leases	Originated	Acquired	Total Loans and Leases
CRE - nonowner-occupied	$—	$—	$—	$57	$—	$57
CRE - owner-occupied	559	—	559	823	836	1,659
Home equity lines of credit	747	165	912	515	214	729
Residential mortgage - 1st liens	2,922	113	3,035	26	73	99
Residential mortgage - junior liens	33	31	64	50	35	85
Construction	216	—	216	—	—	—
Commercial & Industrial	2,708	—	2,708	1,657	118	1,775
Consumer	31	—	31	30	—	30
Leases	464	58	522	791	81	872
Total non-performing loans and leases	$7,680	$367	$8,047	$3,949	$1,357	$5,306

D. Age Analysis of Past Due Loans and Leases

The following tables present an aging of all portfolio loans and leases as of the dates indicated:

Payment Status of All Portfolio Loans and Leases

	Accruing Loans and Leases
As of September 30, 2021 (dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Over 89 Days Past Due	Total Past Due	Current	Total Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$—	$—	$—	$—	$1,464,534	$1,464,534	$—	$1,464,534
CRE - owner-occupied	—	—	—	—	536,929	536,929	559	537,488
Home equity lines of credit	—	—	—	—	145,840	145,840	912	146,752
Residential mortgage - 1st liens	2,663	152	—	2,815	554,096	556,911	3,035	559,946
Residential mortgage - junior liens	79	—	—	79	24,281	24,360	64	24,424
Construction	—	—	—	—	235,202	235,202	216	235,418
Commercial & Industrial	—	—	—	—	465,271	465,271	2,708	467,979
Consumer	9	18	—	27	46,370	46,397	31	46,428
Leases	341	98	—	439	133,985	134,424	522	134,946
Total portfolio loans and leases	$3,092	$268	$—	$3,360	$3,606,508	$3,609,868	$8,047	$3,617,915

Payment Status of All Portfolio Loans and Leases

	Accruing Loans and Leases
As of December 31, 2020 (dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Over 89 Days Past Due	Total Past Due	Current	Total Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$—	$—	$—	$—	$1,435,518	$1,435,518	$57	$1,435,575
CRE - owner-occupied	1,907	416	—	2,323	574,527	576,850	1,659	578,509
Home equity lines of credit	87	—	—	87	168,521	168,608	729	169,337
Residential mortgage - 1st liens	6,020	217	—	6,237	615,033	621,270	99	621,369
Residential mortgage - junior liens	88	58	—	146	23,564	23,710	85	23,795
Construction	—	—	—	—	161,308	161,308	—	161,308
Commercial & Industrial	—	—	—	—	444,663	444,663	1,775	446,438
Consumer	32	16	—	48	39,605	39,653	30	39,683
Leases	1,196	810	—	2,006	149,519	151,525	872	152,397
Total portfolio loans and leases	$9,330	$1,517	$—	$10,847	$3,612,258	$3,623,105	$5,306	$3,628,411

The following tables present an aging of originated portfolio loans and leases as of the dates indicated:

Payment Status of Originated Portfolio Loans and Leases

	Accruing Loans and Leases
As of September 30, 2021 (dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Over 89 Days Past Due	Total Past Due	Current	Total Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$—	$—	$—	$—	$1,385,284	$1,385,284	$—	$1,385,284
CRE - owner-occupied	—	—	—	—	517,296	517,296	559	517,855
Home equity lines of credit	—	—	—	—	136,582	136,582	747	137,329
Residential mortgage - 1st liens	1,957	152	—	2,109	490,740	492,849	2,922	495,771
Residential mortgage - junior liens	79	—	—	79	23,361	23,440	33	23,473
Construction	—	—	—	—	226,711	226,711	216	226,927
Commercial & Industrial	—	—	—	—	462,033	462,033	2,708	464,741
Consumer	9	18	—	27	46,341	46,368	31	46,399
Leases	341	98	—	439	133,221	133,660	464	134,124
Total portfolio loans and leases	$2,386	$268	$—	$2,654	$3,421,569	$3,424,223	$7,680	$3,431,903

Payment Status of Originated Portfolio Loans and Leases

	Accruing Loans and Leases
As of December 31, 2020 (dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Over 89 Days Past Due	Total Past Due	Current	Total Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$—	$—	$—	$—	$1,330,890	$1,330,890	$57	$1,330,947
CRE - owner-occupied	1,907	416	—	2,323	541,636	543,959	823	544,782
Home equity lines of credit	87	—	—	87	156,783	156,870	515	157,385
Residential mortgage - 1st liens	4,109	217	—	4,326	535,955	540,281	26	540,307
Residential mortgage - junior liens	84	56	—	140	22,185	22,325	50	22,375
Construction	—	—	—	—	153,131	153,131	—	153,131
Commercial & Industrial	—	—	—	—	440,626	440,626	1,657	442,283
Consumer	32	16	—	48	39,525	39,573	30	39,603
Leases	1,196	735	—	1,931	147,192	149,123	791	149,914
Total portfolio loans and leases	$7,415	$1,440	$—	$8,855	$3,367,923	$3,376,778	$3,949	$3,380,727

The following tables present an aging of acquired portfolio loans and leases as of the dates indicated:

Payment Status of Acquired Portfolio Loans and Leases

	Accruing Loans and Leases
As of September 30, 2021 (dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Over 89 Days Past Due	Total Past Due	Current	Total Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$—	$—	$—	$—	$79,250	$79,250	$—	$79,250
CRE - owner-occupied	—	—	—	—	19,633	19,633	—	19,633
Home equity lines of credit	—	—	—	—	9,258	9,258	165	9,423
Residential mortgage - 1st liens	706	—	—	706	63,356	64,062	113	64,175
Residential mortgage - junior liens	—	—	—	—	920	920	31	951
Construction	—	—	—	—	8,491	8,491	—	8,491
Commercial & Industrial	—	—	—	—	3,238	3,238	—	3,238
Consumer	—	—	—	—	29	29	—	29
Leases	—	—	—	—	764	764	58	822
Total portfolio loans and leases	$706	$—	$—	$706	$184,939	$185,645	$367	$186,012

Payment Status of Acquired Portfolio Loans and Leases

	Accruing Loans and Leases
As of December 31, 2020 (dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Over 89 Days Past Due	Total Past Due	Current	Total Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$—	$—	$—	$—	$104,628	$104,628	$—	$104,628
CRE - owner-occupied	—	—	—	—	32,891	32,891	836	33,727
Home equity lines of credit	—	—	—	—	11,738	11,738	214	11,952
Residential mortgage - 1st liens	1,911	—	—	1,911	79,078	80,989	73	81,062
Residential mortgage - junior liens	4	2	—	6	1,379	1,385	35	1,420
Construction	—	—	—	—	8,177	8,177	—	8,177
Commercial & Industrial	—	—	—	—	4,037	4,037	118	4,155
Consumer	—	—	—	—	80	80	—	80
Leases	—	75	—	75	2,327	2,402	81	2,483
Total portfolio loans and leases	$1,915	$77	$—	$1,992	$244,335	$246,327	$1,357	$247,684

E. Allowance for Credit Losses (“ACL”) on Loans and Leases

The ACL on loans and leases represents management’s estimate of all expected credit losses over the expected contractual life of our existing portfolio loans and leases. Determining the appropriateness of the ACL on loans and leases is complex and requires judgment by management about the effect of matters that are inherently uncertain. Subsequent evaluations of the then-existing loan portfolio, in light of the factors then prevailing, may result in significant changes in the ACL on loans and leases in those future periods.

The expense for credit loss recorded through earnings is the amount necessary to maintain the ACL on loans and leases at the amount of expected credit losses inherent within the loans and leases portfolio. The amount of expense and the corresponding level of ACL on loans and leases are based on management’s evaluation of the collectability of the loan and lease portfolio based on historical loss experience, reasonable and supportable forecasts, and other significant qualitative and quantitative factors. The ACL on loans and leases, as reported in our Consolidated Statements of Financial Condition, is adjusted by an expense for credit losses, which is recognized in earnings, and reduced by the charge-off of loan and lease amounts, net of recoveries.

Management employs a disciplined process and methodology to establish the ACL on loans and leases that has two basic components: first, an asset-specific component involving individual loans and leases that do not share risk characteristics with other loans and leases and the measurement of expected credit losses for such individual loans; and second, a collective (pooled) component for estimated expected credit losses for pools of loans and leases that share similar risk characteristics.

Based upon this methodology, management establishes an asset-specific ACL on loans and leases that do not share risk characteristics with other loans and leases based on the amount of expected credit losses calculated on those loans and leases and charges off amounts determined to be uncollectible. Factors we consider in measuring the extent of expected credit loss include payment status, collateral value, borrower financial condition, guarantor support and the probability of collecting scheduled principal and interest payments when due.

When a loan or lease does not share risk characteristics with other loans or leases, management measures expected credit loss as the difference between the amortized cost basis in the loan and the present value of expected future cash flows discounted at the loan’s effective interest rate except that, for collateral dependent loans, credit loss is measured as the difference between the amortized cost basis in the loan and the fair value of the underlying collateral. The fair value of the collateral is adjusted for the estimated cost to sell if repayment or satisfaction of a loan is dependent on the sale (rather than only on the operation) of the collateral. If the calculated expected credit loss is determined to be permanent, fixed or nonrecoverable, the credit loss portion of the loan will be charged off against the ACL on loans and leases. Loans and leases designated as having significantly increased credit risk are generally placed on nonaccrual and remain in that status until all principal and interest payments are current and the prospects for future payments in accordance with the loan agreement are reasonably assured, at which point the loan is returned to accrual status.

In estimating the component of the ACL on loans and leases that share common risk characteristics, loans and leases are segregated into portfolio segments based on federal call report codes which classify loans and leases based on the primary collateral supporting the loan or lease. Methods utilized by management to estimate expected credit losses include 1) a discounted cash flow (“DCF”) methodology that discounts instrument-level contractual cash flows, adjusted for prepayments and curtailments, incorporating loss expectations, and 2) a weighted average remaining maturity (“WARM”) methodology which contemplates expected losses at a pool-level, utilizing historic loss information.

Under both methodologies, management estimates the ACL on loans and leases using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. After the end of the reasonable and supportable forecast period, the loss rates revert to the long-term mean loss rate, or in the case of an input-driven predictive method, the long-term mean of the input, using a reversion period where applicable. Historical credit loss experience, including examination of loss experience at representative peer institutions when the Corporation’s first-party loss history does not result in estimations that are meaningful to users of the Corporation’s Consolidated Financial Statements, provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are considered for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors.

The DCF methodology uses inputs of current and forecasted macroeconomic indicators to predict future loss rates. The current macroeconomic indicator utilized by the bank is the Pennsylvania unemployment rate. In building the Current Expected Credit Loss (“CECL”) model utilized in the DCF methodology, a correlation between this indicator and historic loss levels was developed, enabling a prediction of future loss rates related to future Pennsylvania unemployment rates. The portfolio segments utilizing the DCF methodology as of September 30, 2021 included: CRE - owner-occupied and nonowner-occupied loans, home equity lines of credit, residential mortgages (first and junior liens), construction loans and consumer loans.

The WARM methodology uses combined historic loss rates for the Bank and peer institutions, if necessary, gathered from Call Report filings. The selected period for which historic loss rates are used is dependent on management’s evaluation of current conditions and expectations of future loss conditions. The portfolio segments utilizing the WARM methodology as of September 30, 2021 included commercial and industrial loans and leases.

For the three months ended September 30, 2021, the economic outlook impacting the ACL on loans and leases continued to improve. Our CECL model, which is largely driven by rates of Pennsylvania unemployment, which is correlated to expected loss rates, included an improving four-quarter projection of the unemployment rate followed by a reversion to the long-term 15-year average.

In addition to these assumptions, management applied additional qualitative factors related to the continued stress, brought on by the COVID-19 pandemic, on certain segments of the loan portfolio. In particular, the retail and hospitality sectors of the nonowner-occupied CRE segment were directly impacted by the many shutdowns and curtailments of consumer activity during most of 2020.

The following tables present the activity in the ACL on loans and leases, by portfolio segment, for the three and nine months ended September 30, 2021 and 2020:

Roll-Forward of ACL on Loans and Leases

(dollars in thousands)	CRE - nonowner- occupied	CRE - owner- occupied	Home equity lines of credit	Residential mortgage - 1st liens	Residential mortgage - junior liens	Construction	Commercial & Industrial	Consumer	Leases	Total
Balance, June 30, 2021	$11,902	$4,546	$1,030	$4,620	$380	$2,275	$8,870	$367	$5,173	$39,163
Loans and leases charged-off	—	—	—	—	—	—	—	(109)	(254)	(363)
Recoveries collected	—	22	—	1	—	1	337	22	120	503
PCL on loans and leases	(520)	(709)	(75)	(246)	(19)	39	(852)	153	(528)	(2,757)
Balance, September 30, 2021	$11,382	$3,859	$955	$4,375	$361	$2,315	$8,355	$433	$4,511	$36,546

Roll-Forward of ACL on Loans and Leases

(dollars in thousands)	CRE - nonowner- occupied	CRE - owner- occupied	Home equity lines of credit	Residential mortgage - 1st liens	Residential mortgage - junior liens	Construction	Commercial & Industrial	Consumer	Leases	Total
Balance, December 31, 2020	$19,382	$6,982	$1,406	$7,782	$382	$2,707	$8,087	$325	$6,656	$53,709
Loans and leases charged-off	—	(193)	(46)	(25)	—	(116)	(2,721)	(387)	(1,328)	(4,816)
Recoveries collected	—	496	—	2	—	3	789	48	585	1,923
PCL on loans and leases	(8,000)	(3,426)	(405)	(3,384)	(21)	(279)	2,200	447	(1,402)	(14,270)
Balance, September 30, 2021	$11,382	$3,859	$955	$4,375	$361	$2,315	$8,355	$433	$4,511	$36,546

Roll-Forward of ACL on Loans and Leases

(dollars in thousands)	CRE - nonowner- occupied	CRE - owner- occupied	Home equity lines of credit	Residential mortgage - 1st liens	Residential mortgage - junior liens	Construction	Commercial & Industrial	Consumer	Leases	Total
Balance, June 30, 2020	$15,331	$5,083	$1,627	$8,198	$521	$6,061	$7,988	$440	$9,725	$54,974
Loans and leases charged-off	—	(508)	—	(15)	—	—	(1,630)	(152)	(588)	(2,893)
Recoveries collected	2	14	—	27	—	1	109	19	534	706
PCL on loans and leases	1,209	1,419	180	192	(70)	(1,090)	1,906	232	(337)	3,641
Balance, September 30, 2020	$16,542	$6,008	$1,807	$8,402	$451	$4,972	$8,373	$539	$9,334	$56,428

Roll-Forward of ACL on Loans and Leases

(dollars in thousands)	CRE - nonowner- occupied	CRE - owner- occupied	Home equity lines of credit	Residential mortgage - 1st liens	Residential mortgage - junior liens	Construction	Commercial & Industrial	Consumer	Leases	Total
Balance, December 31, 2019 Prior to Adoption of ASC 326	$7,960	$2,825	$1,114	$2,501	$338	$1,230	$3,835	$438	$2,361	$22,602
Impact of Adopting ASC 326	(467)	16	(46)	2,408	79	(359)	(159)	140	1,594	3,206
Loans and leases charged-off	—	(1,742)	(114)	(1,298)	—	—	(2,779)	(741)	(4,658)	(11,332)
Recoveries collected	8	14	4	164	—	3	146	109	1,226	1,674
PCL on loans and leases	9,041	4,895	849	4,627	34	4,098	7,330	593	8,811	40,278
Balance, September 30, 2020	$16,542	$6,008	$1,807	$8,402	$451	$4,972	$8,373	$539	$9,334	$56,428

As part of the process of determining the ACL for the different segments of the loan and lease portfolio, management considers certain credit quality indicators. Periodic reviews of loans are conducted by both in-house staff as well as external loan reviewers. The result of these reviews is reflected in the risk grade assigned to each loan. These internally assigned grades are as follows:

•	Pass – Loans considered satisfactory with no indications of deterioration.

•	Pass-Watch – Loans that are performing, but which may have a potential deficiency which the borrower appears to be managing or a possible deficiency in the future.

•	Special mention – Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

•	Substandard – Loans classified as substandard are inadequately protected by the current net worth and payment capacity of the obligor or of the collateral pledged, if any. Substandard loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•	Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The following table details the amortized cost of portfolio loans and leases, by year of origination (for term loans) and by risk grade within each portfolio segment as of September 30, 2021:

		Term Loans						Revolving Loans
		Amortized Cost Basis by Origination Year(1)						Amortized Cost Basis
(dollars in thousands)	Risk Rating	2021	2020	2019	2018	2017	2016 and Prior	Revolving Lines of Credit	Revolving Lines of Credit Converted to Term Loans	Total
CRE - nonowner-occupied	Pass	$202,943	$254,988	$413,001	$153,717	$94,932	$148,245	$32,473	$—	$1,300,299
	Pass-Watch	13,934	19,466	12,831	12,423	12,303	8,080	—	—	79,037
	Special Mention	1,248	—	7,871	18,881	2,728	25,687	—	—	56,415
	Substandard	902	6,987	13,721	827	—	6,346	—	—	28,783
	Total	$219,027	$281,441	$447,424	$185,848	$109,963	$188,358	$32,473	$—	$1,464,534
CRE - owner-occupied	Pass	$45,955	$127,089	$109,980	$77,710	$60,037	$63,510	$13,618	$—	$497,899
	Pass-Watch	4,740	3,344	3,013	11,280	147	1,290	25	—	23,839
	Special Mention	—	1,384	270	1,473	—	897	78	—	4,102
	Substandard	463	2,941	2,834	3,971	—	1,340	99	—	11,648
	Total	$51,158	$134,758	$116,097	$94,434	$60,184	$67,037	$13,820	$—	$537,488
Home equity lines of credit	Pass	$—	$151	$614	$—	$79	$1,333	$142,738	$678	$145,593
	Pass-Watch	—	—	—	—	—	—	99	—	99
	Special Mention	—	—	—	—	—	—	148	—	148
	Substandard	392	—	—	258	152	110	—	—	912
	Total	$392	$151	$614	$258	$231	$1,443	$142,985	$678	$146,752
Residential mortgage - 1st liens	Pass	$116,552	$104,801	$86,871	$44,845	$52,559	$146,872	$1,227	$—	$553,727
	Pass-Watch	—	—	457	—	—	612	—	—	1,069
	Special Mention	1,687	—	—	340	—	—	—	—	2,027
	Substandard	1,949	—	171	128	88	787	—	—	3,123
	Total	$120,188	$104,801	$87,499	$45,313	$52,647	$148,271	$1,227	$—	$559,946
Residential mortgage - junior liens	Pass	$8,209	$2,232	$3,570	$2,576	$2,000	$5,671	$67	$—	$24,325
	Special Mention	—	—	—	35	—	—	—	—	35
	Substandard	—	—	—	—	—	64	—	—	64
	Total	$8,209	$2,232	$3,570	$2,611	$2,000	$5,735	$67	$—	$24,424
Construction	Pass	$92,060	$75,703	$38,399	$3,850	$814	$5,350	$15,501	$—	$231,677
	Pass-Watch	—	—	1,767	1,758	—	—	—	—	3,525
	Substandard	216	—	—	—	—	—	—	—	216
	Total	$92,276	$75,703	$40,166	$5,608	$814	$5,350	$15,501	$—	$235,418
Commercial & Industrial	Pass	$81,382	$92,523	$31,576	$56,497	$5,896	$28,623	$103,022	$—	$399,519
	Pass-Watch	20	9,197	5,965	383	1,143	302	4,681	—	21,691
	Special Mention	9,039	14,376	701	4,448	—	—	458	—	29,022
	Substandard	1,922	10,250	384	3,162	1,267	737	25	—	17,747
	Total	$92,363	$126,346	$38,626	$64,490	$8,306	$29,662	$108,186	$—	$467,979
Consumer	Pass	$581	$762	$1,845	$705	$73	$133	$41,042	$—	$45,141
	Substandard	—	1,264	15	8	—	—	—	—	1,287
	Total	$581	$2,026	$1,860	$713	$73	$133	$41,042	$—	$46,428
Leases	Pass	$32,773	$38,864	$39,528	$19,958	$3,245	$55	$—	$—	$134,423
	Substandard	—	38	163	260	61	1	—	—	523
	Total	$32,773	$38,902	$39,691	$20,218	$3,306	$56	$—	$—	$134,946
Total portfolio loans and leases		$616,967	$766,360	$775,547	$419,493	$237,524	$446,045	$355,301	$678	$3,617,915

(1) Year originated or renewed, whichever is more recent.

The following tables present the amortized cost basis of loans and leases on nonaccrual status and loans and leases past due over 89 days still accruing as of the dates indicated:

As of September 30, 2021

(dollars in thousands)	Nonaccrual with No ACL	Nonaccrual with ACL	Loans Past Due Over 89 Days Still Accruing
CRE - nonowner-occupied	$—	$—	$—
CRE - owner-occupied	559	—	—
Home equity lines of credit	392	520	—
Residential mortgage - 1st liens	1,992	1,043	—
Residential mortgage - junior liens	31	33	—
Construction	216	—	—
Commercial & Industrial	2,708	—	—
Consumer	—	31	—
Leases	—	522	—
Total non-performing loans and leases	$5,898	$2,149	$—

As of December 31, 2020

(dollars in thousands)	Nonaccrual with No ACL	Nonaccrual with ACL	Loans Past Due Over 89 Days Still Accruing
CRE - nonowner-occupied	$57	$—	$—
CRE - owner-occupied	1,659	—	—
Home equity lines of credit	729	—	—
Residential mortgage - 1st liens	99	—	—
Residential mortgage - junior liens	85	—	—
Construction	—	—	—
Commercial & Industrial	1,775	—	—
Consumer	—	30	—
Leases	—	872	—
Total non-performing loans and leases	$4,404	$902	$—

For the nine months ended September 30, 2021, $158 thousand of interest income was recognized on nonaccrual loans and leases.

Collateral-dependent loans and leases for which the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the sale of the collateral are, in general, individually evaluated for credit losses. Identified shortfalls between the amortized cost of the individually evaluated loan or lease and the value, less selling costs, of the underlying collateral are charged against the ACL. In certain cases, when the loan or lease is serviced by a third-party, and management is unable to process a timely charge-down of the loan or lease, it will assess a specific ACL to the individual loan or lease. This ACL represents the shortfall between the amortized cost and realizable value of the collateral.

The following tables present the amortized cost basis of collateral-dependent loans and leases, indicating the type of collateral and the ACL determined through individual evaluation for credit loss, as of the dates indicated:

As of September 30, 2021

(dollars in thousands)	Real Estate Collateral	Non-Real Estate Collateral	Individually Evaluated ACL
CRE - nonowner-occupied	$—	$—	$—
CRE - owner-occupied	559	—	—
Home equity lines of credit	912	—	—
Residential mortgage - 1st liens	3,035	—	26
Residential mortgage - junior liens	64	—	—
Construction	216	—	—
Commercial & Industrial	—	2,708	—
Consumer	—	31	31
Leases	—	522	522
Total collateral-dependent loans and leases	$4,786	$3,261	$579

As of December 31, 2020

(dollars in thousands)	Real Estate Collateral	Non-Real Estate Collateral	Individually Evaluated ACL
CRE - nonowner-occupied	$57	$—	$—
CRE - owner-occupied	1,659	—	—
Home equity lines of credit	729	—	—
Residential mortgage - 1st liens	99	—	—
Residential mortgage - junior liens	85	—	—
Construction	—	—	—
Commercial & Industrial	—	1,775	—
Consumer	—	30	30
Leases	—	872	814
Total collateral-dependent loans and leases	$2,629	$2,677	$844

F. Troubled Debt Restructurings (“TDRs”)

The restructuring of a loan is considered a “troubled debt restructuring” if both of the following conditions are met: (i) the borrower is experiencing financial difficulties, and (ii) the creditor has granted a concession. The most common concessions granted include one or more modifications to the terms of the debt, such as (a) a reduction in the interest rate for the remaining life of the debt, (b) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (c) a temporary period of interest-only payments, (d) a reduction in the contractual payment amount for either a short period or remaining term of the loan, and (e) for leases, a reduced lease payment. A less common concession granted is the forgiveness of a portion of the principal.

The determination of whether a borrower is experiencing financial difficulties takes into account not only the current financial condition of the borrower, but also the potential financial condition of the borrower, were a concession not granted. Similarly, the determination of whether a concession has been granted is very subjective in nature. For example, simply extending the term of a loan at its original interest rate or even at a higher interest rate could be interpreted as a concession unless the borrower could readily obtain similar credit terms from a different lender.

The Corporation has implemented various consumer and commercial loan modification programs to provide its borrowers relief from the economic impacts of COVID-19. In accordance with the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), loans to borrowers experiencing financial difficulty related to the COVID-19 pandemic which were granted short-term modifications after March 1, 2020 and which were not more than 30 days past due as of December 31, 2019 are exempt from TDR classification. In addition, for loans modified in response to the COVID-19 pandemic that do not meet the above delinquency criteria (e.g., not more than 30 days past due as of December 31, 2019), the Corporation applies the guidance included in an interagency statement issued by the bank regulatory agencies. This guidance states that loan modifications performed in light of the COVID-19 pandemic, including loan payment deferrals that are up to six months in duration, that were granted to borrowers who were less than 30 days past due as of the implementation date of a loan modification program or modifications granted under government mandated modification programs, are also exempt from TDR classification. For loan modifications that include a payment deferral and are not TDRs, the borrower’s past due and nonaccrual status will not be impacted during the deferral period. Interest income will continue to be recognized over the contractual life of the loan. As of September 30, 2021, 4 consumer loans and leases in the amount of $462 thousand and 5 commercial loans in the amount of $13.1 million were within a deferral period under the Bank’s modification programs, the total comprising 0.4% of the Bank’s portfolio loans and leases as of that date. As of December 31, 2020, 66 consumer loans and leases in the amount of $7.3 million and 37 commercial loans in the amount of $67.7 million were within a deferral period under the Bank’s COVID-19 modification programs, the total comprising 2.1% of the Bank’s portfolio loans and leases as of that date.

The following table presents the balance of TDRs as of the indicated dates:

Troubled Debt Restructurings

(dollars in thousands)	September 30, 2021	December 31, 2020
TDRs included in nonperforming loans and leases	$4,753	$1,737
TDRs in compliance with modified terms	4,532	7,046
Total TDRs	$9,285	$8,783

The following tables present information regarding the types of loan and lease modifications made for the three months ended September 30, 2021:

Troubled Debt Restructurings

	For the Three Months Ended September 30, 2021
(dollars in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Home equity lines of credit	1	$392	$392
Residential mortgage - first liens	2	1,949	1,949
Construction	1	216	216
Commercial & Industrial	2	1,403	1,403
Total	6	$3,960	$3,960

Troubled Debt Restructurings

	Number of Contracts for the Three Months Ended September 30, 2021
	Loan Term Extension	Interest Rate Change and Term Extension	Interest Rate Change and/or Interest-Only Period	Contractual Payment Reduction (Leases only)	Temporary Payment Deferral
Home equity lines of credit	1	—	—	—	—
Residential mortgage - first liens	2	—	—	—	—
Construction	1	—	—	—	—
Commercial & Industrial	2	—	—	—	—
Total	6	—	—	—	—

The following tables present information regarding loan and lease modifications categorized as TDRs for the nine months ended September 30, 2021:

Troubled Debt Restructurings

	For the Nine Months Ended September 30, 2021
(dollars in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Home equity lines of credit	1	$392	$392
Residential mortgage - first liens	2	1,949	1,949
Residential mortgage - junior liens	1	101	101
Construction	1	216	216
Commercial & Industrial	2	1,403	1,403
Leases	6	204	204
Total	13	$4,265	$4,265

Troubled Debt Restructurings

	Number of Contracts for the Nine Months Ended September 30, 2021
	Loan Term Extension	Interest Rate Change and Term Extension	Interest Rate Change and/or Interest-Only Period	Contractual Payment Reduction (Leases only)	Temporary Payment Deferral
Home equity lines of credit	1	—	—	—	—
Residential mortgage - first liens	2	—	—	—	—
Residential mortgage - junior liens	—	—	1	—	—
Construction	1	—	—	—	—
Commercial & Industrial	2	—	—	—	—
Leases	—	—	—	6	—
Total	6	—	1	6	—

For the nine months ended September 30, 2021, two commercial & industrial loans, in the aggregate amount of $120 thousand and one lease in the amount of $27 thousand that were modified as TDRs during the past 12 months defaulted and were charged off.

G. ACL on Off-Balance Sheet (“OBS”) Credit Exposures

Management estimates expected credit losses over the contractual period in which the Corporation is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Corporation. The ACL on OBS credit exposure, included within Other Liabilities on the Consolidated Balance Sheet, is adjusted as a provision for credit loss expense included within Provision for Credit Losses on the Consolidated Statement of Income. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. Management estimates the amount of expected losses by calculating a commitment usage factor over the contractual period for exposures that are not unconditionally cancellable by the bank and applying the loss factors used in the ACL on loans and leases methodology to the results of the usage calculation to estimate the liability for credit losses related to unfunded commitments for each loan type. No credit loss estimate is reported for OBS credit exposures that are unconditionally cancellable by the Bank.

The ACL on OBS credit exposure as of September 30, 2021 and December 31, 2020 was $2.2 million and $2.9 million, respectively. For the three and nine months ended September 30, 2021, the Corporation recorded releases from ACL on OBS of $384 thousand and $695 thousand, respectively.

H. ACL on Accrued Interest Receivable

Accrued interest receivable on loans and leases, which is reported in Accrued interest receivable on the Consolidated Balance Sheet, totaled $9.6 million and $12.1 million as of September 30, 2021 and December 31, 2020, respectively, and is excluded from the estimate of credit losses due to our charge-off policy to reverse accrued interest in a timely manner on loans and leases that are 90-days past due and deemed nonperforming. However, the Corporation continued to accrue interest on loans and leases for which payment deferrals have been extended to borrowers affected by the COVID-19 pandemic. Deferrals under the Corporation’s modification program may be for durations which exceed the Corporation’s 90-day write-off policy for accrued interest. Therefore, these interest deferrals do not qualify for the Corporation’s election to not recognize a credit loss allowance for credit losses on accrued interest receivable. Accordingly, the Corporation has estimated credit losses for COVID-19 interest deferrals of $16 thousand and $64 thousand as of September 30, 2021 and December 31, 2020, respectively, which is included as a reduction to Accrued interest receivable on the Consolidated Balance Sheet.

Note 6 – Mortgage Servicing Rights

The following table summarizes the Corporation’s activity related to mortgage servicing rights (“MSRs”) for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,
(dollars in thousands)	2021	2020
Balance, beginning of period	$2,173	$3,440
Additions	—	—
Amortization	(116)	(413)
Impairment	—	(146)
Balance, end of period	$2,057	$2,881

Fair value	$2,057	$2,881
Residential mortgage loans serviced for others	$277,380	$407,781

	Nine Months Ended September 30,
(dollars in thousands)	2021	2020
Balance, beginning of period	$2,626	$4,450
Additions	—	—
Amortization	(521)	(970)
Impairment	(48)	(599)
Balance, end of period	$2,057	$2,881

As of September 30, 2021, and December 31, 2020, key economic assumptions and the sensitivity of the current fair value of MSRs to immediate 10% and 20% adverse changes in those assumptions are as follows:

(dollars in thousands)	September 30, 2021	December 31, 2020
Fair value amount of MSRs	$2,057	$2,632
Weighted average life (in years)	4.6	4.9
Prepayment speeds (constant prepayment rate)(1)	13.9%	13.1%
Impact on fair value:
10% adverse change	$(106)	$(141)
20% adverse change	(205)	(273)
Discount rate	9.06%	9.56%
Impact on fair value:
10% adverse change	$(58)	$(81)
20% adverse change	(113)	(156)

(1) Represents the weighted average prepayment rate for the life of the MSR asset.

At September 30, 2021 and December 31, 2020, the fair value of the MSRs was $2.1 million and $2.6 million, respectively. The fair value of the MSRs for these dates was determined using values obtained from a third party which utilizes a valuation model which calculates the present value of estimated future servicing income. The model incorporates assumptions that market participants use in estimating future net servicing income, including estimates of prepayment speeds and discount rates. Mortgage loan prepayment speed is the annual rate at which borrowers are forecasted to repay their mortgage loan principal and is based on historical experience. The discount rate is used to determine the present value of future net servicing income. Another key assumption in the model is the required rate of return the market would expect for an asset with similar risk. These assumptions can, and generally will, change quarterly valuations as market conditions and interest rates change. Management reviews, annually, the process utilized by its independent third-party valuation experts.

These assumptions and sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value of the MSRs is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another, which could magnify or counteract the sensitivities.

Note 7 – Goodwill and Intangible Assets

The following table presents activity in the Corporation’s goodwill by its reporting units and finite-lived and indefinite-lived intangible assets, other than MSRs, for the nine months ended September 30, 2021:

(dollars in thousands)	Balance December 31, 2020	Amortization	Balance September 30, 2021	Amortization Period
Goodwill – Wealth	$20,412	$—	$20,412	Indefinite
Goodwill – Banking	156,991	—	156,991	Indefinite
Goodwill – Insurance	6,609	—	6,609	Indefinite
Total Goodwill	184,012	—	184,012
Core deposit intangible	3,488	(694)	2,794	10 years
Customer relationships	10,012	(1,347)	8,665	5 to 20 years
Non-compete agreements	722	(142)	580	5 to 10 years
Trade name	1,191	(325)	866	3 to 5 years
Domain name	151	—	151	Indefinite
Total Intangible Assets	15,564	(2,508)	13,056
Total Goodwill and Intangible Assets	$199,576	$(2,508)	$197,068

Management conducted its annual impairment tests for goodwill and indefinite-lived intangible assets as of October 31, 2020 using generally accepted valuation methods. Management determined that no impairment of goodwill or indefinite-lived intangible assets was identified as a result of the annual impairment analyses. Future impairment testing will be conducted each October 31, unless a triggering event occurs in the interim that would suggest possible impairment, in which case it would be tested as of the date of the triggering event. For the eleven months ended September 30, 2021, management determined there were no events that would necessitate impairment testing of goodwill or indefinite-lived intangible assets.

Note 8 – Deposits

The following table details the components of deposits:

(dollars in thousands)	September 30, 2021	December 31, 2020
Interest-bearing demand	$681,560	$885,802
Money market	1,121,155	1,163,620
Savings	284,875	282,406
Retail time deposits	238,597	331,527
Wholesale non-maturity deposits	39,538	275,011
Wholesale time deposits	6,146	36,045
Total interest-bearing deposits	2,371,871	2,974,411
Noninterest-bearing deposits	1,443,661	1,401,843
Total deposits	$3,815,532	$4,376,254

Note 9 – Short-Term Borrowings and Long-Term FHLB Advances

A. Short-term borrowings

The Corporation’s short-term borrowings (original maturity of one year or less), which consist of funds obtained from overnight repurchase agreements with commercial customers, FHLB advances with original maturities of one year or less and overnight fed funds, are detailed below.

A summary of short-term borrowings is as follows:

(dollars in thousands)	September 30, 2021	December 31, 2020
Repurchase agreements(1) – commercial customers	$16,965	$38,836
Short-term FHLB advances	80,000	33,325
Total short-term borrowings	$96,965	$72,161

(1) Overnight repurchase agreements with no expiration date

The following table sets forth information concerning short-term borrowings:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Balance at period-end	$96,965	$23,456	$96,965	$23,456
Maximum amount outstanding at any month end	96,965	123,629	96,965	174,431
Average balance outstanding during the period	35,166	29,913	29,051	102,173

Weighted-average interest rate:
As of the period-end	0.29%	0.10%	0.29%	0.10%
Paid during the period	0.18%	0.11%	0.14%	0.91%

Average balances outstanding during the year represent daily average balances and average interest rates represent interest expense divided by the related average balance.

B. Long-term FHLB Advances

As of September 30, 2021 and December 31, 2020, the Corporation had $25.0 million and $39.9 million, respectively, of long-term FHLB advances (original maturities exceeding one year).

The following table presents the remaining periods until maturity of long-term FHLB advances:

(dollars in thousands)	September 30, 2021	December 31, 2020
Within one year	$25,000	$39,906
Over one year through five years	—	—
Total	$25,000	$39,906

The following table presents rate and maturity information on FHLB advances and other borrowings:

	Maturity Range(1)			Coupon Rate(1)		Balance at
Description	From	To	Weighted Average Rate(1)	From	To	September 30, 2021	December 31, 2020
Bullet maturity – fixed rate	11/12/2021	11/12/2021	1.85%	1.85%	1.85%	$25,000	$39,906

(1) Maturity range, weighted average rate and coupon rate range refers to September 30, 2021 balances.

C. Other Borrowings Information

In connection with its FHLB borrowings, the Corporation is required to hold the capital stock of the FHLB. The amount of capital stock held was $7.2 million at September 30, 2021, and $12.7 million at December 31, 2020. The carrying amount of the FHLB stock approximates its redemption value.

The level of required investment in FHLB stock is based on the balance of outstanding borrowings the Corporation has from the FHLB. Although FHLB stock is a financial instrument that represents an equity interest in the FHLB, it does not have a readily determinable fair value. FHLB stock is generally viewed as a long-term investment. Accordingly, when evaluating FHLB stock for impairment, its value should be determined based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value.

The Corporation had a maximum borrowing capacity with the FHLB of $1.75 billion as of September 30, 2021 of which the unused capacity was $1.64 billion. In addition, there were $74.0 million in the overnight federal funds line available and $117.8 million of FRB discount window capacity.

Note 10 – Subordinated Notes

On December 13, 2017, BMBC completed the issuance of $70.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes due 2027 (the “2027 Notes”) in an underwritten public offering. On August 6, 2015, BMBC completed the issuance of $30.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes due 2025 (the “2025 Notes”) in a private placement transaction to institutional accredited investors. The subordinated notes qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The following tables detail the subordinated notes, including debt issuance costs, as of September 30, 2021, and December 31, 2020:

	September 30, 2021		December 31, 2020
(dollars in thousands)	Balance	Rate(1)(2)	Balance	Rate(1)(2)
Subordinated notes – due 2027	$69,226	4.25%	$69,133	4.25%
Subordinated notes – due 2025	29,791	3.13	29,750	3.29
Total subordinated notes	$99,017		$98,883

(1) The 2027 Notes bear interest at an annual fixed rate of 4.25% from the date of issuance until and including December 14, 2022, and will thereafter bear interest at a variable rate that will reset quarterly to a level equal to the then-current three-month LIBOR rate plus 2.050% until December 15, 2027, or any early redemption date.

(2) The 2025 Notes were bearing interest at an annual fixed rate of 4.75% from the date of issuance until and including August 14, 2020, and thereafter bear interest at a variable rate that resets quarterly to a level equal to the then-current three-month LIBOR rate plus 3.068% until August 15, 2025, or any early redemption date.

Note 11 – Junior Subordinated Debentures

In connection with the RBPI Merger, the Corporation acquired Royal Bancshares Capital Trust I (“Trust I”) and Royal Bancshares Capital Trust II (“Trust II”) (collectively, the “Trusts”), which were utilized for the sole purpose of issuing and selling capital securities representing preferred beneficial interests. Although BMBC owns $774 thousand of the common securities of Trust I and Trust II, the Trusts are not consolidated into the Corporation’s Consolidated Financial Statements as the Corporation is not deemed to be the primary beneficiary of these entities. In connection with the issuance and sale of the capital securities, RBPI issued, and BMBC assumed as a result of the RBPI Merger, junior subordinated debentures to the Trusts of $10.7 million each, totaling $21.4 million. The junior subordinated debentures incur interest at a coupon rate of 2.27% as of September 30, 2021. The rate resets quarterly based on 3-month LIBOR plus 2.15%.

Each of Trust I and Trust II issued an aggregate principal amount of $12.5 million of capital securities initially bearing fixed and/or fixed/floating interest rates corresponding to the debt securities held by each trust to an unaffiliated investment vehicle and an aggregate principal amount of $387 thousand of common securities bearing fixed and/or fixed/floating interest rates corresponding to the debt securities held by each trust to BMBC. As a result of the RBPI Merger, BMBC has fully and unconditionally guaranteed all of the obligations of the Trusts, including any distributions and payments on liquidation or redemption of the capital securities.

The rights of holders of common securities of the Trusts are subordinate to the rights of the holders of capital securities only in the event of a default; otherwise, the common securities’ economic and voting rights are pari passu with the capital securities. The capital and common securities of the Trusts are subject to mandatory redemption upon the maturity or call of the junior subordinated debentures held by each. Unless earlier dissolved, the Trusts will dissolve on December 15, 2034. The junior subordinated debentures are the sole assets of Trusts, mature on December 15, 2034, and may be called at par by BMBC any time. The Corporation records its investments in the Trusts’ common securities of $387 thousand each as investments in unconsolidated entities and records dividend income upon declaration by Trust I and Trust II.

Note 12 – Operating Leases

The Corporation’s operating leases consist of various retail branch locations and corporate offices. As of September 30, 2021, the Corporation’s leases have remaining lease terms ranging from eight months to 21 years including extension options that the Corporation is reasonably certain will be exercised.

The Corporation’s leases include fixed rental payments, and certain of our leases also include variable rental payments where lease payments may increase at pre-determined dates based on the change in the consumer price index. The Corporation’s lease agreements include gross leases as well as leases in which we make separate payments to the lessor for items such as the property taxes assessed on the property or a portion of the common area maintenance associated with the property. We have elected the practical expedient not to separate lease and non-lease components for all of our building leases. The Corporation also elected to not recognize right-of-use assets (“ROU assets”) and lease liabilities for short-term leases, which consist of certain leases of the Corporation’s limited-hour retirement community offices.

As of September 30, 2021, the Corporation’s ROU assets and related lease liabilities were $33.1 million and $38.7 million, respectively.

The components of lease expense were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(dollars in thousands)
Operating lease expense	$1,014	$1,199	$3,130	$3,595
Short term lease expense	15	15	44	44
Variable lease expense	259	323	880	988
Sublease income	(5)	(11)	(15)	(28)
Total lease expense	$1,283	$1,526	$4,039	$4,599

Supplemental cash flow information related to leases was as follows:

	Nine Months Ended September 30,
	2021	2020
(dollars in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$3,233	$3,532
ROU assets obtained in exchange for lease liabilities	575	—

Maturities of operating lease liabilities under FASB ASC 842 “Leases” as of September 30, 2021 are as follows:

September 30, 2021
(dollars in thousands)
2021	$1,079
2022	4,212
2023	3,918
2024	3,793
2025	3,859
2026 and thereafter	32,629
Total lease payments	49,490
Less: imputed interest	10,771
Present value of operating lease liabilities	$38,719

As of September 30, 2021, the weighted-average remaining lease term, including extension options that the Corporation is reasonably certain will be exercised, for all operating leases is 13.32 years.

Because we generally do not have access to the rate implicit in the lease, we utilize our incremental borrowing rate as the discount rate. The weighted average discount rate associated with operating leases as of September 30, 2021 is 3.58%.

As of September 30, 2021, the Corporation had not entered into any material leases that have not yet commenced.

Note 13 – Derivative Instruments and Hedging Activities

A. Derivatives not designated as hedging instruments

Derivative financial instruments involve, to varying degrees, interest rate, market and credit risk. Management manages these risks as part of its asset and liability management process and through credit policies and procedures. Management seeks to minimize counterparty credit risk by establishing credit limits and collateral agreements and utilizes certain derivative financial instruments to enhance its ability to manage interest rate risk that exists as part of its ongoing business operations. The Corporation enters into derivative transactions as an economic hedge of derivative offerings to Bank customers. The Corporation does not use derivative financial instruments for trading purposes.

Customer Derivatives – Interest Rate Swaps. The Corporation enters into interest rate swaps with commercial loan customers and correspondent banks wishing to manage interest rate risk. The Corporation then enters into corresponding swap agreements with swap dealer counterparties to economically hedge the exposure arising from these contracts. The interest rate swaps with both the customers and third parties are not designated as hedges under FASB ASC 815 and are marked to market through earnings. As the interest rate swaps are structured to offset each other, changes to the underlying benchmark interest rates considered in the valuation of these instruments do not result in an impact to earnings; however, there may be fair value adjustments related to credit quality variations between counterparties, which may impact earnings as required by FASB ASC 820. As of September 30, 2021, there were no fair value adjustments related to credit quality.

Foreign Exchange Forward Contracts. The Corporation enters into foreign exchange forward contracts (“FX forwards”) with customers to exchange one currency for another on an agreed date in the future at an agreed exchange rate. The Corporation then enters into corresponding FX forwards with swap dealer counterparties to economically hedge its exposure on the exchange rate component of the customer agreements. The FX forwards with both the customers and third parties are not designated as hedges under FASB ASC 815 and are marked to market through earnings. Exposure to gains and losses on these contracts increase or decrease over their respective lives as currency exchange and interest rates fluctuate. As the FX forwards are structured to offset each other, changes to the underlying term structure of currency exchange rates considered in the valuation of these instruments do not result in an impact to earnings; however, there may be fair value adjustments related to credit quality variations between counterparties, which may impact earnings as required by FASB ASC 820. As of September 30, 2021, there were no fair value adjustments related to credit quality.

Risk Participation Agreements. The Corporation may enter into a risk participation agreement (“RPA”) with another institution as a means to assume a portion of the credit risk associated with a loan structure which includes a derivative instrument, in exchange for fee income commensurate with the risk assumed. This type of derivative is referred to as an “RPA sold.” In addition, in an effort to reduce the credit risk associated with an interest rate swap agreement with a borrower for whom the Corporation has provided a loan structured with a derivative, the Corporation may purchase an RPA from an institution participating in the facility in exchange for a fee commensurate with the risk shared. This type of derivative is referred to as an “RPA purchased.”

The following table details the derivatives not designated as hedging instruments as of September 30, 2021 and December 31, 2020:

	Asset Derivatives		Liability Derivatives
(dollars in thousands)	Notional Amount	Fair Value(1)	Notional Amount	Fair Value(2)
Derivatives not designated as hedging instruments
As of September 30, 2021:
Customer derivatives – interest rate swaps	$1,272,009	$80,626	$1,272,009	$80,626
FX forwards	747	23	—	—
RPAs sold	—	—	45,202	16
RPAs purchased	71,127	270	—	—
Total derivatives	$1,343,883	$80,919	$1,317,211	$80,642
As of December 31, 2020:
Customer derivatives – interest rate swaps	$1,102,753	$113,848	$1,102,753	$113,848
FX forwards	9,146	52	9,856	70
RPAs sold	—	—	33,111	30
RPAs purchased	55,415	342	—	—
Total derivatives	$1,167,314	$114,242	$1,145,720	$113,948

(1) Included within Other Assets on the Unaudited Consolidated Balance Sheet.

(2) Included within Other Liabilities on the Unaudited Consolidated Balance Sheet.

B. Derivatives designated as hedging instruments

Management’s objectives in using interest rate derivative financial instruments are to add stability to interest income and expense and to manage its exposure to interest rate movements. To accomplish these objectives, the Corporation has entered into interest rate swaps designated as cash flow hedges that involve the receipt of fixed rate amounts from a counterparty in exchange for the Corporation making variable rate payments. As of September 30, 2021, the Corporation had entered into three interest rate swaps with an aggregate notional value of $150.0 million. The Corporation will pay a floating rate component of interest equal to the one-month LIBOR rate for up to ten years while receiving a fixed rate of interest. The interest paid on the variable rate component is intended to offset the interest received on variable rate commercial mortgages within the Corporation’s loan portfolio. The notional amount of the interest rate swap does not represent the amount exchanged by the parties. The exchange of cash flows is determined by reference to the notional amount and the other terms of the interest rate swap agreement.

The following table summarizes information about the interest rate swaps designated as cash flow hedges as of September 30, 2021:

(dollars in thousands)
Notional Amount	$150,000
Weighted average fixed-receive rate	1.19%
Weighted average pay-float rate	0.09%
Weighted average maturity in years	8.74

The following table details the derivatives designated as hedging instruments as of September 30, 2021. The Corporation did not have derivatives designated as hedging instruments as of December 31, 2020:

	Asset Derivatives		Liability Derivatives
(dollars in thousands)	Notional Amount	Fair Value(1)	Notional Amount	Fair Value(2)
Derivatives designated as hedging instruments
As of September 30, 2021:
Interest rate swaps	$—	$—	$150,000	$1,730

(1) Included within Other Assets on the Unaudited Consolidated Balance Sheet.

(2) Included within Other Liabilities on the Unaudited Consolidated Balance Sheet.

The following table presents the effect of cash flow hedge accounting on accumulated other comprehensive income for the three months ended September 30, 2021:

(dollars in thousands)	Amount of Gain (Loss) Recognized in OCI on Derivative	Location of Gain (Loss) Reclassified from OCI into Income	Amount of Gain (Loss) Reclassified from OCI into Income
Interest rate swaps	$(885)	Interest Income	$422

The following table presents the effect of cash flow hedge accounting on accumulated other comprehensive income for the nine months ended September 30, 2021:

(dollars in thousands)	Amount of Gain (Loss) Recognized in OCI on Derivative	Location of Gain (Loss) Reclassified from OCI into Income	Amount of Gain (Loss) Reclassified from OCI into Income
Interest rate swaps	$(709)	Interest Income	$1,021

During the next twelve months, the Corporation estimates that $398 thousand will be reclassified from OCI as an increase to interest income.

Gains and losses on interest rate swaps related to funding liabilities are recorded in interest income. To the extent these derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives’ fair value will not be included in current earnings but are reported as a component of OCI in the Unaudited Consolidated Statement of Changes in Shareholders’ Equity. These changes in fair value will be included in earnings of future periods when earnings are also affected by the changes in the hedged cash flows. To the extent these derivatives are not effective, changes in their fair values are immediately included in other income or expense.

C. Pledged Collateral

The Corporation has International Swaps and Derivatives Association agreements with third parties that requires a minimum dollar transfer amount upon a margin call. This requirement is dependent on certain specified credit measures. The amount of collateral posted with third parties at September 30, 2021 and December 31, 2020 was $67.9 million and $124.8 million, respectively, and is comprised of a combination of cash and investment securities. The amount of collateral posted with third parties is deemed to be sufficient to collateralize both the fair market value change as well as any additional amounts that may be required as a result of a change in the specified credit measures. The aggregate fair value of all derivative financial instruments in a liability position with credit measure contingencies and entered into with third parties was $70.1 million and $113.2 million as of September 30, 2021 and December 31, 2020, respectively.

Note 14 – Accounting for Uncertainty in Income Taxes

The Corporation recognizes the financial statement benefit of a tax position only after determining that the Corporation would be more likely than not to sustain the position following an examination. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority.

The Corporation is subject to income taxes in the United States federal jurisdiction and multiple state jurisdictions. The Corporation is no longer subject to U.S. federal income tax examination by taxing authorities for years before 2017.

The Corporation’s policy is to record interest and penalties on uncertain tax positions as income tax expense. No interest or penalties were accrued for the nine months ended September 30, 2021 or 2020.

Note 15 – Shareholders’ Equity

Dividend

On October 21, 2021, BMBC’s Board of Directors declared a regular quarterly dividend of $0.28 per share payable December 1, 2021 to shareholders of record as of November 1, 2021. During the third quarter of 2021, the Corporation paid or accrued, as applicable, a regular quarterly dividend of $0.28 per share. This dividend totaled $5.7 million, based on outstanding shares and restricted stock units as of August 2, 2021 of 20,226,599 shares.

S-3 Shelf Registration Statement and Offerings Thereunder

In May 2018, BMBC filed a shelf registration statement on Form S-3, SEC File No. 333-224849 (the “Shelf Registration Statement”), which expired in May 2021. While active, the Shelf Registration Statement allowed BMBC to raise additional capital from time to time through offers and sales of registered securities consisting of common stock, debt securities, warrants, purchase contracts, rights and units or units consisting of any combination of the foregoing securities. BMBC was allowed to sell these securities using the prospectus in the Shelf Registration Statement, together with applicable prospectus supplements, from time to time, in one or more offerings.

In addition, BMBC has in place a Dividend Reinvestment and Stock Purchase Plan (the “Plan”), which allows it to issue up to 1,500,000 shares of registered common stock. The Plan allows for the grant of a request for waiver (“RFW”) above the Plan’s maximum investment of $120 thousand per account per year. A RFW is granted based on a variety of factors, including BMBC’s current and projected capital needs, prevailing market prices of BMBC’s common stock and general economic and market conditions.

For the three and nine months ended September 30, 2021, BMBC did not issue any shares under the Plan. The Plan administrator conducted dividend reinvestments for Plan participants through open market purchases. No RFWs were approved during the three and nine months ended September 30, 2021. No sales of equity securities were executed under the Shelf Registration Statement during the three and nine months ended September 30, 2021 and prior to its expiration.

Option Exercises and Vesting of Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”)

In addition to shares that may be issued through the Plan, the Corporation also issues shares through the exercise of stock options and the vesting of RSUs and PSUs. During the three and nine months ended September 30, 2021, no shares were issued pursuant to the exercise of stock options. The increase in shareholders’ equity related to the vesting of RSUs and PSUs, which is recognized over the vesting period through stock based compensation expense, was $778 thousand and $1.8 million for the three and nine months ended September 30, 2021, respectively.

Stock Repurchases

On April 18, 2019, BMBC announced a stock repurchase program (the “2019 Program”) pursuant to which the Corporation may repurchase up to 1,000,000 shares of BMBC’s common stock. Under the 2019 Program, the Corporation may repurchase BMBC’s common stock at any price, but the aggregate purchase price is not to exceed $45 million. The 2019 Program became effective in the second quarter of 2019. During the three months ended March 31, 2021, 80,788 shares were repurchased under the 2019 Program at an average price of $31.77. No shares were repurchased during the three months ended June 30, 2021 or three months ended September 30, 2021. During the three months ended March 31, 2020, 207,201 shares were repurchased under the 2019 Program at an average price of $34.99. No shares were repurchased during the three months ended June 30, 2020 or three months ended September 30, 2021. All share repurchases were accomplished in open market transactions. As of September 30, 2021, the maximum number of shares remaining authorized for repurchase under the 2019 Program was 629,244, at an aggregate purchase price not to exceed $32.2 million.

In addition to the 2019 Program, it is BMBC’s practice to retire shares to its treasury account upon the vesting of stock awards to certain officers in order to cover the statutory income tax withholdings related to such vestings.

Note 16 – Accumulated Other Comprehensive Income

The following table details the components of accumulated other comprehensive income for the three and nine months ended September 30, 2021 and 2020:

(dollars in thousands)	Net Change in Unrealized Gains on Available-for- Sale Investment Securities	Net Change in Fair Value of Derivative Used for Cash Flow Hedge	Net Change in Unfunded Pension Liability	Accumulated Other Comprehensive Income
Balance, June 30, 2021	$7,058	$(333)	$(1,927)	$4,798
Other comprehensive (loss) income	(1,327)	(1,033)	107	(2,253)
Balance, September 30, 2021	$5,731	$(1,366)	$(1,820)	$2,545

Balance, June 30, 2020	$10,696	$—	$(1,677)	$9,019
Other comprehensive income	1,097	—	23	1,120
Balance, September 30, 2020	$11,793	$—	$(1,654)	$10,139

(dollars in thousands)	Net Change in Unrealized Gains on Available-for- Sale Investment Securities	Net Change in Fair Value of Derivative Used for Cash Flow Hedge	Net Change in Unfunded Pension Liability	Accumulated Other Comprehensive Income
Balance, December 31, 2020	$10,954	$—	$(2,006)	$8,948
Other comprehensive (loss) income	(5,223)	(1,366)	186	(6,403)
Balance, September 30, 2021	$5,731	$(1,366)	$(1,820)	$2,545

Balance, December 31, 2019	$3,910	$—	$(1,723)	$2,187
Other comprehensive income	7,883	—	69	7,952
Balance, September 30, 2020	$11,793	$—	$(1,654)	$10,139

The following table details the amounts reclassified from each component of accumulated other comprehensive income to each component’s applicable income statement line, for the three and nine months ended September 30, 2021 and 2020:

	Amount Reclassified from Accumulated Other Comprehensive Income (Loss)
Description of Accumulated Other Comprehensive Income (Loss) Component	Three Months Ended September 30,		Affected Income Statement Category
	2021	2020
Net unrealized gain on investment securities available for sale:
Realization of gain on sale of investment securities available for sale	$512	$—	Net gain on sale of available for sale investment securities
Income tax effect	(108)	—	Income tax expense
Net of income tax	$404	$—	Net income

Net unrealized losses on interest rate swaps used in cash flow hedges:
Reclassification adjustment for gains included in net income	$(422)	$—	Interest income
Income tax effect	88	—	Income tax expense
Net of income tax	$(334)	$—	Net income

Unfunded pension liability:
Amortization of net loss included in net periodic pension costs(1)	$35	$18	Other operating expenses
Recognition of actuarial loss at termination of postretirement benefit plan	131	—	Other operating expenses
Total	166	18
Income tax effect	(35)	(4)	Income tax expense
Net of income tax	$131	$14	Net income

	Amount Reclassified from Accumulated Other Comprehensive Income (Loss)
Description of Accumulated Other Comprehensive Income (Loss) Component	Nine Months Ended September 30,		Affected Income Statement Category
	2021	2020
Net unrealized gain on investment securities available for sale:
Realization of gain on sale of investment securities available for sale	$512	$—	Net gain on sale of available for sale investment securities
Income tax effect	(108)	—	Income tax expense
Net of income tax	$404	$—	Net income

Net unrealized losses on interest rate swaps used in cash flow hedges:
Reclassification adjustment for gains included in net income	$(1,021)	$—	Interest income
Income tax effect	214	—	Income tax expense
Net of income tax	$(807)	$—	Net income

Unfunded pension liability:
Amortization of net loss included in net periodic pension costs(1)	$104	$53	Other operating expenses
Recognition of actuarial loss at termination of postretirement benefit plan	131	—	Other operating expenses
Total	235	53
Income tax effect	(49)	(11)	Income tax expense
Net of income tax	$186	$42	Net income

(1) Accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost.

Note 17 – Earnings per Common Share

Basic earnings per common share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average common shares outstanding during the period. Diluted earnings per common share takes into account the potential dilution that would occur if in-the-money stock options were exercised and converted into common shares and RSUs and PSUs were vested. Proceeds assumed to have been received on option exercises are assumed to be used to purchase shares of BMBC’s common stock at the average market price during the period, as required by the treasury stock method of accounting. The effects of stock options are excluded from the computation of diluted earnings per share in periods in which the effect would be antidilutive.

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands except share and per share data)	2021	2020	2021	2020
Numerator:
Net income available to common shareholders	$18,382	$13,164	$56,807	$17,036
Denominator for basic earnings per share – weighted average shares outstanding	19,891,618	19,945,634	19,892,764	19,975,069
Effect of dilutive common shares	170,400	75,983	163,651	87,039
Denominator for diluted earnings per share – adjusted weighted average shares outstanding	20,062,018	20,021,617	20,056,415	20,062,108
Basic earnings per share	$0.92	$0.66	$2.86	$0.85
Diluted earnings per share	0.92	0.66	2.83	0.85
Antidilutive shares excluded from computation of average dilutive earnings per share	—	90,518	—	85,723

Note 18 – Revenue from Contracts with Customers

All of the Corporation’s revenue from contracts with customers in the scope of ASC 606 is recognized within noninterest income. The following table presents the Corporation’s noninterest income by revenue stream and reportable segment for the three and nine months ended September 30, 2021 and 2020. Items outside the scope of ASC 606 are noted as such.

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
(dollars in thousands)	Banking	Wealth Management	Consolidated	Banking	Wealth Management	Consolidated
Fees for wealth management services	$—	$13,618	$13,618	$—	$11,707	$11,707
Insurance commissions	—	1,524	1,524	—	1,682	1,682
Capital markets revenue(1)	2,823	—	2,823	3,314	—	3,314
Service charges on deposit accounts	751	—	751	663	—	663
Loan servicing and other fees(1)	327	—	327	373	—	373
Net gain on sale of loans(1)	671	—	671	1,021	—	1,021
Net gain on sale of investment securities available for sale(1)	512	—	512	—	—	—
Dividends on FHLB and FRB stock(1)	202	—	202	127	—	127
Other operating income(2)	2,113	46	2,159	2,198	14	2,212
Total noninterest income	$7,399	$15,188	$22,587	$7,696	$13,403	$21,099

(1) Not within the scope of ASC 606.

(2) Other operating income includes Visa debit card income, safe deposit box rentals, and rent income totaling $821 thousand and $870 thousand for the three months ended September 30, 2021 and 2020, respectively, which are within the scope of ASC 606.

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
(dollars in thousands)	Banking	Wealth Management	Consolidated	Banking	Wealth Management	Consolidated
Fees for wealth management services	$—	$40,485	$40,485	$—	$31,944	$31,944
Insurance commissions	—	4,237	4,237	—	4,518	4,518
Capital markets revenue(1)	5,709	—	5,709	8,650	—	8,650
Service charges on deposit accounts	2,180	—	2,180	2,112	—	2,112
Loan servicing and other fees(1)	1,028	—	1,028	1,286	—	1,286
Net gain on sale of loans(1)	1,446	—	1,446	4,937	—	4,937
Net gain on sale of investment securities available for sale(1)	512	—	512	—	—	—
Net gain on sale of OREO	—	—	—	148	—	148
Dividends on FHLB and FRB stock(1)	663	—	663	814	—	814
Other operating income(2)	6,941	193	7,134	5,441	115	5,556
Total noninterest income	$18,479	$44,915	$63,394	$23,388	$36,577	$59,965

(1) Not within the scope of ASC 606.

(2) Other operating income includes Visa debit card income, safe deposit box rentals, and rent income totaling $2.4 million and $2.2 million for the nine months ended September 30, 2021 and 2020, respectively, which are within the scope of ASC 606.

A description of the Corporation’s primary revenue streams accounted for under ASC 606 follows:

Service Charges on Deposit Accounts: The Corporation earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Corporation fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Corporation satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

Wealth Management Fees: The Corporation earns wealth management fee revenue from a variety of sources including fees from trust administration and other related fiduciary services, custody, investment management and advisory services, employee benefit account and IRA administration, estate settlement, tax service fees, shareholder service fees and brokerage.

Fees that are determined based on the market value of the assets held in their accounts are generally billed monthly or quarterly, in arrears, based on the market value of assets at the end of the previous billing period. Other related services that are based on a fixed fee schedule are recognized when the services are rendered. Fees that are transaction based, including trade execution services, are recognized at the point in time that the transaction is executed, i.e. the trade date.

Included in other assets on the balance sheet is a receivable for wealth management fees that have been earned but not yet collected.

Insurance Commissions: The Corporation earns commissions from the sale of insurance policies, which are generally calculated as a percentage of the policy premium, and contingent income, which is calculated based on the volume and performance of the policies held by each carrier. Obligations for the sale of insurance policies are generally satisfied at the point in time which the policy is executed and are recognized at the point in time in which the amounts are known and collection is reasonably assured. Performance metrics for contingent income are generally satisfied over time, not exceeding one year, and are recognized at the point in time in which the amounts are known and collection is reasonably assured.

Visa Debit Card Income: The Corporation earns income fees from debit cardholder transactions conducted through the Visa payment network. Fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

Gains/Losses on Sales of OREO: The Corporation records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed.

Note 19 – Stock-Based Compensation

A. General Information

BMBC permits the issuance of stock options, dividend equivalents, performance stock awards, stock appreciation rights and restricted stock units or awards to employees and directors of the Corporation under several plans. The performance awards and restricted awards may be in the form of stock awards or stock units. Stock awards and stock units differ in that for a stock award, shares of restricted stock are issued in the name of the grantee, whereas a stock unit constitutes a promise to issue shares of stock upon vesting. The accounting for awards and units is identical. The terms and conditions of awards under the plans are determined by the Corporation’s Management Development and Compensation Committee.

Prior to April 25, 2007, all shares authorized for grant as stock-based compensation were limited to grants of stock options. On April 25, 2007, the shareholders approved BMBC’s “2007 Long-Term Incentive Plan” (the “2007 LTIP”) under which a total of 428,996 shares of BMBC’s common stock were made available for award grants. On April 28, 2010, the shareholders approved BMBC’s “2010 Long Term Incentive Plan” under which a total of 445,002 shares of BMBC’s common stock were made available for award grants, and on April 30, 2015, the shareholders approved an amendment and restatement of such plan (as amended and restated, the “2010 LTIP”) to, among other things, increase the number of shares available for award grants by 500,000 to 945,002.

In addition to the shareholder-approved plans mentioned in the preceding paragraph, BMBC periodically authorizes grants of stock-based compensation as inducement awards to new employees. This type of award does not require shareholder approval in accordance with Rule 5635(c)(4) of the NASDAQ listing rules.

The equity awards are authorized to be in the form of, among others, options to purchase BMBC’s common stock, RSUs and PSUs.

RSUs have a restriction based on the passage of time. The grant date fair value of the RSUs is based on the closing price on the date of the grant.

PSUs have restrictions based on performance criteria and the passage of time. The performance criteria may be a market-based criteria measured by BMBC’s total shareholder return (“TSR”) relative to the performance of the community bank index for the respective period. The fair value of the PSUs based on BMBC’s TSR relative to the performance of a designated peer group or the NASDAQ Community Bank Index is calculated using the Monte Carlo Simulation method. The performance criteria may also be based on a non-market-based criteria such as return on average equity, compound annual growth rate of earnings per share, or return on average tangible equity relative to a designated peer group. The grant date fair value of these PSUs is based on the closing price of BMBC’s stock on the date of the grant. PSU grants may have a vesting percent ranging from 0% to 150%.

B. Other Stock Option Information

The following tables provide information about options outstanding for the three and nine months ended September 30, 2021:

	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Options outstanding, June 30, 2021	225	$18.33	$12.93
Forfeited	—	—	—
Expired	—	—	—
Exercised	(225)	18.33	12.93
Options outstanding, September 30, 2021	—	—	—

	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Options outstanding, December 31, 2020	225	$18.33	$12.93
Forfeited	—	—	—
Expired	—	—	—
Exercised	(225)	18.33	12.93
Options outstanding, September 30, 2021	—	—	—

As of September 30, 2021 there were no unvested options.

Proceeds, related tax benefits realized from options exercised and intrinsic value of options exercised were as follows for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2021	2020	2021	2020
Proceeds from exercise of stock options	$4	$7	$4	$12
Related tax benefit recognized	—	—	—	2
Net proceeds of options exercised	$4	$7	$4	$14

Intrinsic value of options exercised	$5	$4	$5	$12

As of September 30, 2021 there were no options outstanding and exercisable.

C. Restricted Stock Units and Performance Stock Units

The Corporation has granted RSUs and PSUs under the 2007 LTIP and 2010 LTIP and in accordance with Rule 5635(c)(4) of the NASDAQ listing standards.

RSUs

The compensation expense for the RSUs is measured based on the market price of the stock on the day prior to the grant date and is recognized on a straight-line basis over the vesting period.

For the three and nine months ended September 30, 2021, the Corporation recognized $415 thousand and $1.4 million, respectively, of expense related to the Corporation’s RSUs. As of September 30, 2021, there was $1.8 million of unrecognized compensation cost related to RSUs. This cost will be recognized over a weighted average period of 1.6 years.

The following table details the RSUs for the three and nine months ended September 30, 2021:

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Beginning balance	150,070	$37.25	114,846	$38.00
Granted	—	—	36,791	35.09
Vested	(21,445)	44.79	(22,245)	44.76
Forfeited	(2,088)	39.49	(2,855)	39.24
Ending balance	126,537	35.93	126,537	35.93

PSUs

For the three and nine months ended September 30, 2021, the Corporation recognized $363 thousand and $415 thousand, respectively, of expense related to the Corporation’s PSUs. As of September 30, 2021, there was $2.5 million of unrecognized compensation cost related to PSUs. This cost will be recognized over a weighted average period of 1.9 years.

The following table details the PSUs for the three and nine months ended September 30, 2021:

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Beginning balance	205,065	$36.88	149,911	$37.60
Granted	—	—	56,144	34.99
Vested	(12,871)	41.13	(12,871)	41.13
Non-vesting (market-based criteria)(1)	(6,976)	41.15	(6,976)	41.15
Non-vesting (non-market based criteria)(2)	(18,691)	44.93	(18,691)	44.93
Forfeited	(4,229)	38.99	(5,219)	39.12
Ending balance	162,298	35.37	162,298	35.37

(1) Non-vesting PSUs (market-based criteria) are PSUs whose performance measurement is based on TSR, which did not meet their performance target, were cancelled and are available for future grant.

(2) Non-vesting PSUs (non-market-based criteria) are PSUs whose performance measurement is based on return on average equity, which did not meet their performance target, were cancelled and are available for future grant.

Note 20 – Fair Value Measurement

FASB ASC 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FASB ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC Topic 820 are:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active and model derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

A. Assets and liabilities measured on a recurring basis

A description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Investment Securities

The value of the Corporation’s available for sale investment securities, which include obligations of the U.S. government and its agencies, mortgage-backed securities issued by U.S. government- and U.S. government sponsored agencies, obligations of state and political subdivisions, corporate bonds and other debt securities are determined by the Corporation, taking into account the input of an independent third party valuation service provider. The third party’s evaluations are based on market data, utilizing pricing models that vary by asset and incorporate available trade, bid and other market information. For securities that do not trade on a daily basis, their pricing models apply available information such as benchmarking and matrix pricing. The market inputs normally sought in the evaluation of securities include benchmark yields, reported trades, broker/dealer quotes (only obtained from market makers or broker/dealers recognized as market participants), issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. For certain securities, additional inputs may be used or some market inputs may not be applicable. Inputs are prioritized differently on any given day based on market conditions. Management reviews, annually, the process utilized by its independent third-party valuation service provider. On a quarterly basis, management tests the validity of the prices provided by the third party by selecting a representative sample of the portfolio and obtaining actual trade results, or if actual trade results are not available, competitive broker pricing. On an annual basis, management evaluates, for appropriateness, the methodology utilized by the independent third-party valuation service provider.

U.S. government agencies are evaluated and priced using multi-dimensional relational models and option adjusted spreads. State and municipal securities are evaluated on a series of matrices including reported trades and material event notices. Mortgage-backed securities are evaluated using matrix correlation to treasury or floating index benchmarks, prepayment speeds, monthly payment information and other benchmarks. Other available-for-sale investments are evaluated using a broker-quote based application, including quotes from issuers.

Interest Rate Swaps, FX Forwards, and Risk Participation Agreements

The Corporation’s interest rate swaps, FX forwards, and RPAs are reported at fair value utilizing Level 2 inputs. Prices of these instruments are obtained through an independent pricing source utilizing pricing information which may include market observed quotations for swaps, LIBOR rates, forward rates and rate volatility. When entering into a derivative contract, the Corporation is exposed to fair value changes due to interest rate movements, and the potential non-performance of our contract counterparty. The Corporation has developed a methodology to value the non-performance risk based on internal credit risk metrics and the unique characteristics of derivative instruments, which include notional exposure rather than principle at risk and interest payment netting. The results of this methodology are used to adjust the base fair value of the instrument for the potential counterparty credit risk.

The following tables present the Corporation’s assets measured at fair value on a recurring basis as of September 30, 2021 and December 31, 2020:

As of September 30, 2021
(dollars in thousands)	Total	Level 1	Level 2	Level 3
Investment securities available for sale:
U.S. Treasury securities	$100	$100	$—	$—
Obligations of U.S. government & agencies	96,597	—	96,597	—
Mortgage-backed securities	439,182	—	439,182	—
Collateralized mortgage obligations	13,566	—	13,566	—
Collateralized loan obligations	94,651	—	94,651	—
Corporate bonds	11,755	—	11,755	—
Other investment securities	650	—	650	—
Total investment securities available for sale	656,501	100	656,401	—

Investment securities trading:
Mutual funds	8,128	8,128	—	—

Derivatives:
Interest rate swaps	80,626	—	80,626	—
RPAs purchased	270	—	270	—
FX forwards	23	—	23	—
Total derivatives	80,919	—	80,919	—

Total recurring fair value measurements	$745,548	$8,228	$737,320	$—

As of December 31, 2020
(dollars in thousands)	Total	Level 1	Level 2	Level 3
Investment securities available for sale:
U.S. Treasury securities	$500,100	$500,100	$—	$—
Obligations of U.S. government & agencies	93,098	—	93,098	—
Obligations of state & political subdivisions	2,171	—	2,171	—
Mortgage-backed securities	453,857	—	453,857	—
Collateralized mortgage obligations	19,263	—	19,263	—
Collateralized loan obligations	94,404	—	94,404	—
Corporate bonds	11,421	—	11,421	—
Other investment securities	650	—	650	—
Total investment securities available for sale	1,174,964	500,100	674,864	—

Investment securities trading:
Mutual funds	8,623	8,623	—	—

Derivatives:
Interest rate swaps	113,848	—	113,848	—
RPAs purchased	342	—	342	—
FX forwards	52	—	52	—
Total derivatives	114,242	—	114,242	—

Total recurring fair value measurements	$1,297,829	$508,723	$789,106	$—

There have been no transfers between levels during the three and nine months ended September 30, 2021.

B. Assets and liabilities measured on a non-recurring basis

Fair value is used on a nonrecurring basis to evaluate certain financial assets and financial liabilities in specific circumstances. Similarly, fair value is used on a nonrecurring basis for nonfinancial assets and nonfinancial liabilities such as foreclosed assets, OREO, intangible assets, nonfinancial assets and liabilities evaluated in a goodwill impairment analysis and other nonfinancial assets measured at fair value for purposes of assessing impairment. A description of the valuation methodologies used for financial and nonfinancial assets and liabilities measured at fair value, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy, is set forth below.

Loans and Leases Individually Evaluated for Credit Losses

Collateral-dependent loans and leases for which the repayment is expected to be provided substantially through the sale of the collateral and the borrower is experiencing financial difficulty are, in general, individually evaluated for credit losses. Management evaluates and values collateral-dependent loans and leases when management determines that foreclosure is probable or when the borrower is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of the collateral, and the fair values of such loans and leases are estimated using Level 3 inputs in the fair value hierarchy. Each loan’s collateral has a unique appraisal and management’s discount of the value is based on the factors unique to each loan or lease. The significant unobservable input in determining the fair value is management’s subjective discount on appraisals of the collateral securing the loan, which range from 10% - 50%. Collateral may consist of real estate and/or business assets including equipment, inventory and/or accounts receivable and the value of these assets is determined based on the appraisals by qualified licensed appraisers hired by the Corporation. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, estimated costs to sell, and/or management’s expertise and knowledge of the client and the client’s business. For loans and leases that are not collateral-dependent, management measures expected credit loss as the difference between the amortized cost basis of the loan and the present value of expected future cash flows discounted at the loan’s effective interest rate.

Other Real Estate Owned (“OREO”)

OREO consists of properties acquired as a result of foreclosures and deeds in-lieu-of foreclosure. Properties classified as OREO are reported at the lower of cost or fair value less cost to sell, and are classified as Level 3 in the fair value hierarchy. The Corporation did not have any OREO at September 30, 2021 or December 31, 2020.

Mortgage Servicing Rights

The model to value MSRs estimates the present value of projected net servicing cash flows of the remaining servicing portfolio based on various assumptions, including changes in anticipated loan prepayment rates, the discount rate, reflective of a market participant’s required return on an investment for similar assets, and other market-based economic factors. All of these assumptions are considered to be unobservable inputs. Accordingly, MSRs are classified within Level 3 of the fair value hierarchy.

The following tables present the Corporation’s assets measured at fair value on a non-recurring basis as of September 30, 2021 and December 31, 2020:

As of September 30, 2021
(dollars in thousands)	Total	Level 1	Level 2	Level 3
MSRs	$2,057	$—	$—	$2,057
Loans and leases individually evaluated for credit losses	12,118	—	—	12,118
Total non-recurring fair value measurements	$14,175	$—	$—	$14,175

As of December 31, 2020
(dollars in thousands)	Total	Level 1	Level 2	Level 3
MSRs	$2,632	$—	$—	$2,632
Loans and leases individually evaluated for credit losses	11,142	—	—	11,142
Total non-recurring fair value measurements	$13,774	$—	$—	$13,774

During the three and nine months ended September 30, 2021, net decreases of $211 thousand and $256 thousand, respectively, were recorded in the ACL on loans and leases as a result of adjusting the carrying value and estimated fair value of loans and leases individually evaluated for credit losses in the above tables.

Note 21 – Fair Value of Financial Instruments

FASB ASC 825, “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate such value. The methodologies for estimating the fair value of financial assets and financial liabilities measured at fair value on a recurring and non-recurring basis are discussed above. The estimated fair value amounts have been determined by management using available market information and appropriate valuation methodologies, are based on the exit price notion. In cases where quoted market prices are not available, fair values are based on estimates using present value or other market value techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The aggregate fair value amounts presented below do not represent the underlying value of the Corporation.

The carrying amount and fair value of the Corporation’s financial instruments are as follows:

		September 30, 2021		December 31, 2020
(dollars in thousands)	Fair Value Hierarchy Level(1)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	Level 1	$48,671	$48,671	$96,313	$96,313
Investment securities - available for sale	See Note 20	656,501	656,501	1,174,964	1,174,964
Investment securities - trading	See Note 20	8,128	8,128	8,623	8,623
Investment securities – held to maturity	Level 2	11,542	11,733	14,759	15,186
Loans held for sale	Level 2	634	634	6,000	6,000
Net portfolio loans and leases	Level 3	3,581,369	3,470,749	3,574,702	3,489,322
MSRs	Level 3	2,057	2,057	2,626	2,632
Interest rate swaps	Level 2	80,626	80,626	113,848	113,848
FX forwards	Level 2	23	23	52	52
RPAs purchased	Level 2	270	270	342	342
Other assets	Level 3	38,383	38,383	45,847	45,847
Total financial assets		$4,428,204	$4,317,775	$5,038,076	$4,953,129
Financial liabilities:
Deposits	Level 2	$3,815,532	$3,815,796	$4,376,254	$4,379,021
Short-term borrowings	Level 2	96,965	96,965	72,161	72,161
Long-term FHLB advances	Level 2	25,000	25,046	39,906	40,441
Subordinated notes	Level 2	99,017	92,118	98,883	90,735
Junior subordinated debentures	Level 2	22,079	19,454	21,935	27,812
Interest rate swaps	Level 2	82,356	82,356	113,848	113,848
FX forwards	Level 2	—	—	70	70
RPAs sold	Level 2	16	16	30	30
Other liabilities	Level 3	44,640	44,640	45,734	45,734
Total financial liabilities		$4,185,605	$4,176,391	$4,768,821	$4,769,852

(1) See Note 20 in the Notes to Unaudited Consolidated Financial Statements above for a description of hierarchy levels.

Note 22 – Financial Instruments with Off-Balance Sheet Risk, Contingencies and Concentration of Credit Risk

Off-Balance Sheet Arrangements

The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statements of financial condition. The contractual amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

The Corporation’s exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument of commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet financial instruments.

Commitments to extend credit, which include unused lines of credit and unfunded commitments to originate loans, are agreements to lend to a customer as long as there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Some of the commitments are expected to expire without being drawn upon, and the total commitment amounts do not necessarily represent future cash requirements. Total commitments to extend credit at September 30, 2021 and December 31, 2020 were $955.8 million and $924.5 million, respectively. Management evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on a credit evaluation of the counterparty. Collateral varies but may include accounts receivable, marketable securities, inventory, property, plant and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to a customer for a third party. Such standby letters of credit are issued to support private borrowing arrangements. The credit risk involved in issuing standby letters of credit is similar to that involved in extending loan facilities to customers. The collateral varies, but may include accounts receivable, marketable securities, inventory, property, plant and equipment, and residential real estate for those commitments for which collateral is deemed necessary. The Corporation’s obligations under standby letters of credit as of September 30, 2021 and December 31, 2020 were $22.0 million and $21.1 million, respectively.

Contingencies

Legal Matters

In the ordinary course of its operations, BMBC and its subsidiaries are parties to various claims, litigation, investigations, and legal and administrative cases and proceedings. Such pending or threatened claims, litigation, investigations, legal and administrative cases and proceedings typically entail matters that are considered ordinary routine litigation incidental to our business. Claims for significant monetary damages may be asserted in many of these types of legal actions. Based on the information currently available, management believes it has meritorious defenses to the claims asserted against it in its currently outstanding legal proceedings and with respect to such legal proceedings, intends to continue to defend itself vigorously, litigating or settling cases according to management’s judgment as to what is in the best interests of the Corporation and its shareholders.

On a regular basis, liabilities and contingencies in connection with outstanding legal proceedings are assessed utilizing the latest information available. For those matters where it is probable that the Corporation will incur a loss and the amount of the loss can be reasonably estimated, a liability may be recorded in the Consolidated Financial Statements. These legal reserves may be increased or decreased to reflect any relevant developments on at least a quarterly basis. For other matters, where a loss is not probable or the amount or range of the loss is not estimable, legal reserves are not accrued. While the outcome of legal proceedings is inherently uncertain, based on information currently available, advice of counsel and available insurance coverage, management believes that the established legal reserves are adequate and the liabilities arising from legal proceedings will not have a material adverse effect on the consolidated financial position, consolidated results of operations or consolidated cash flows. However, in the event of unexpected future developments, it is possible that the ultimate resolution of these matters, if unfavorable, may be material to the consolidated financial position, consolidated results of operations or consolidated cash flows of the Corporation.

Crusader Servicing Corporation (“Crusader”), which was an 80% owned subsidiary of Royal Bank America that was acquired by the Bank in the RBPI Merger, along with the Bank as successor-in-interest to Royal Bank America, are defendants in the case captioned Snyder v. Crusader Servicing Corporation et al., Case No. 2007-01027, in the Court of Common Pleas of Montgomery County, Pennsylvania. The case involves claims brought by a former Crusader shareholder in 2007 against Crusader, its former directors and remaining shareholders related, among other things, to a purported failure to pay amounts allegedly due to Snyder for his shares of Crusader stock. On May 1, 2019, the Court rendered a decision in favor of Snyder and ordered Crusader to pay Snyder the amount of $2,190,000 plus interest at the rate of 6% from December 1, 2006. The matter was appealed, and on March 18, 2020, the Superior Court of the Commonwealth of Pennsylvania returned an opinion reversing in part and affirming in part the trial court’s judgment. The effect of this was to vacate the initial judgment awarded by the trial court, and instead to require an appraisal process in accordance with Crusader’s Shareholders’ Agreement to determine the value of Mr. Snyder’s shares. The parties anticipate the appraisal to commence within the coming months. We do not believe that this ruling and the monetary award, if any, ultimately payable by Crusader will be material to the consolidated financial position, consolidated results of operations or consolidated cash flows of the Corporation.

Indemnifications

In general, the Corporation does not sell loans with recourse, except to the extent that it arises from standard loan-sale contract provisions. These provisions cover violations of representations and warranties and, under certain circumstances, first payment default by borrowers. These indemnifications may include the repurchase of loans by the Corporation, and are considered customary provisions in the secondary market for conforming mortgage loan sales. Repurchases and losses have been rare and no provision is made for losses at the time of sale. There was one such repurchase of approximately $200 thousand during the nine months ended September 30, 2021.

Concentrations of Credit Risk

The Corporation has a material portion of its loans in real estate-related loans. A predominant percentage of the Corporation’s real estate exposure, both commercial and residential, is in the Corporation’s primary trade area which includes portions of Delaware, Chester, Montgomery and Philadelphia counties in Southeastern Pennsylvania. Management is aware of this concentration and attempts to mitigate this risk to the extent possible in many ways, including the underwriting and assessment of borrower’s capacity to repay. See Note 5 – “Loans and Leases” for additional information.

Note 23 – Segment Information

FASB Codification 280 – “Segment Reporting” identifies operating segments as components of an enterprise which are evaluated regularly by the Corporation’s chief operating decision maker, our Chief Executive Officer, in deciding how to allocate resources and assess performance. The Corporation has applied the aggregation criterion set forth in this codification to the results of its operations.

The Corporation’s Banking segment consists of commercial and retail banking. The Banking segment is evaluated as a single strategic unit which generates revenues from a variety of products and services. The Banking segment generates interest income from its lending (including leases) and investing activities and is dependent on the gathering of lower cost deposits from its branch network or borrowed funds from other sources for funding its loans, resulting in the generation of net interest income. The Banking segment also derives revenues from other sources including gains on the sale in available for sale investment securities, gains on the sale of residential mortgage loans, service charges on deposit accounts, cash sweep fees, overdraft fees, bank owned life insurance (“BOLI”) income and revenue associated with its Visa Check Card offering. Also included in the Banking segment are two subsidiaries of the Bank, KCMI Capital, Inc. and Bryn Mawr Equipment Financing, Inc., both of which provide specialized lending solutions to our customers.

The Wealth Management segment has responsibility for a number of activities within the Corporation, including trust administration, other related fiduciary services, custody, investment management and advisory services, employee benefits and IRA administration, estate settlement, tax services and brokerage. Bryn Mawr Trust of Delaware is included in the Wealth Management segment of the Corporation since it has similar economic characteristics, products and services to those of the Wealth Management Division of the Bank. BMT Investment Advisers, formed in May 2017, which served as investment adviser to BMT Investment Funds, a Delaware statutory trust, prior to its wind-down in the second quarter of 2020, was also reported under the Wealth Management segment. In addition, the Wealth Management Division oversees all insurance services of the Corporation, which are conducted through the Bank’s insurance subsidiary, BMT Insurance Advisors, Inc., and are reported in the Wealth Management segment.

The accounting policies of the Corporation are applied by segment in the following tables. The segments are presented on a pre-tax basis.

The following tables detail the Corporation’s segments for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
(dollars in thousands)	Banking	Wealth Management	Consolidated	Banking	Wealth Management	Consolidated
Net interest income	$34,886	$1	$34,887	$35,031	$1	$35,032
(Recovery of) provision for credit losses	(3,186)	—	(3,186)	4,101	—	4,101
Net interest income after PCL	38,072	1	38,073	30,930	1	30,931
Noninterest income:
Fees for wealth management services	—	13,618	13,618	—	11,707	11,707
Insurance commissions	—	1,524	1,524	—	1,682	1,682
Capital markets revenue	2,823	—	2,823	3,314	—	3,314
Service charges on deposit accounts	751	—	751	663	—	663
Loan servicing and other fees	327	—	327	373	—	373
Net gain on sale of loans	671	—	671	1,021	—	1,021
Net gain on sale of investment securities available for sale	512	—	512	—	—	—
Other operating income	2,315	46	2,361	2,325	14	2,339
Total noninterest income	7,399	15,188	22,587	7,696	13,403	21,099

Noninterest expenses:
Salaries & wages	11,324	5,427	16,751	11,883	5,318	17,201
Employee benefits	2,270	880	3,150	2,200	826	3,026
Occupancy and bank premises	1,997	517	2,514	2,559	496	3,055
Amortization of intangible assets	232	603	835	263	607	870
Professional fees	2,241	182	2,423	1,549	169	1,718
Other operating expenses	9,702	1,465	11,167	8,127	1,200	9,327
Total noninterest expenses	27,766	9,074	36,840	26,581	8,616	35,197
Segment profit	17,705	6,115	23,820	12,045	4,788	16,833
Intersegment (revenues) expenses(1)	(161)	161	—	(133)	133	—
Pre-tax segment profit after eliminations	$17,544	$6,276	$23,820	$11,912	$4,921	$16,833
% of segment pre-tax profit after eliminations	73.7%	26.3%	100.0%	70.8%	29.2%	100.0%
Segment assets (dollars in millions)	$4,829.2	$49.9	$4,879.1	$4,996.7	$50.2	$5,046.9

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
(dollars in thousands)	Banking	Wealth Management	Consolidated	Banking	Wealth Management	Consolidated
Net interest income	$104,906	$1	$104,907	$108,747	$3	$108,750
(Recovery of) provision for credit losses	(15,013)	—	(15,013)	42,886	—	42,886
Net interest income after PCL	119,919	1	119,920	65,861	3	65,864
Noninterest income:
Fees for wealth management services	—	40,485	40,485	—	31,944	31,944
Insurance commissions	—	4,237	4,237	—	4,518	4,518
Capital markets revenue	5,709	—	5,709	8,650	—	8,650
Service charges on deposit accounts	2,180	—	2,180	2,112	—	2,112
Loan servicing and other fees	1,028	—	1,028	1,286	—	1,286
Net gain on sale of loans	1,446	—	1,446	4,937	—	4,937
Net gain on sale of investment securities available for sale	512	—	512	—	—	—
Net gain on sale of OREO	—	—	—	148	—	148
Other operating income	7,604	193	7,797	6,255	115	6,370
Total noninterest income	18,479	44,915	63,394	23,388	36,577	59,965

Noninterest expenses:
Salaries & wages	34,027	16,254	50,281	35,441	15,675	51,116
Employee benefits	7,121	2,940	10,061	7,098	2,649	9,747
Occupancy and bank premises	6,476	1,559	8,035	7,610	1,493	9,103
Amortization of intangible assets	694	1,814	2,508	846	1,852	2,698
Professional fees	5,035	450	5,485	4,003	658	4,661
Other operating expenses	29,494	4,146	33,640	22,711	4,067	26,778
Total noninterest expenses	82,847	27,163	110,010	77,709	26,394	104,103
Segment profit	55,551	17,753	73,304	11,540	10,186	21,726
Intersegment (revenues) expenses(1)	(482)	482	—	(488)	488	—
Pre-tax segment profit after eliminations	$55,069	$18,235	$73,304	$11,052	$10,674	$21,726
% of segment pre-tax profit after eliminations	75.1%	24.9%	100.0%	50.9%	49.1%	100.0%
Segment assets (dollars in millions)	$4,829.2	$49.9	$4,879.1	$4,996.7	$50.2	$5,046.9

(1) Inter-segment revenues consist of rental payments, interest on deposits and management fees.

Wealth Management Segment Information

(dollars in millions)	September 30, 2021	December 31, 2020
Assets under management, administration, supervision and brokerage	$21,386.7	$18,976.5

Page 52